SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.   20549


                       Form    8-K


           Pursuant to Section 13 or 15(d) of
           the Securities Exchange Act of 1934



_______________________________________________________________

Date of Report (date of earlist event reported): July 20, 1999
_______________________________________________________________



             ISO BLOCK PRODUCTS USA, INC.

(Exact Name of Registrant as specified in its Charter)


                     COLORADO
              (State of Incorporation)


     000-25810                       84-1026503
(Commission File Number)        (I.R.S. Employer ID No.)



8037 South Datura St., Littleton,  Colorado  80120
(Address of Principle Executive Offices, incl.  Zip Code)


Registrant's telephone number, incl. area code:   (303) 795-9729


_____________________________________________________________

(Former name or former address, if changed since last report)




Item 1.   Changes In Control Of Registrant.

     ISO BLOCK PRODUCTS USA, INC. ("Company") has entered into an Agreement and Plan of Reorganization dated July 20, 1999 (the "Exchange Agreement"), with
Medscan Technologies, Inc., an Oklahoma corporation
("Medscan"), and the shareholders of MedScan (the
"MedScan Holders") pursuant to which the Company has agreed to issue at closing an aggregate of 10 million shares of its authorized but unissued common stock
("Exchange Stock"). More information about the Exchange
Agreement and the acquisitions therein contemplated are set forth under Item 2 below.

     At the closing under the Exchange Agreement, the current officers and directors of the Company will resign, and in their place the following persons designated by MedScan will be elected in their place as the directors and executive officers of the Company:

     Curtis H. Wilson         Director, Chairman of the Board
     Don L. Knight            Director
     Steven L. Scott          Director, President
     William G. Newhouse III  Director, Secretary, Treasurer
     Donald E. Dickson        Vice President

     The issuance of the Exchange Shares the
resignations of the current officers and directors of the Company will result in change of control of the Company.
These transactions will result in an increase in the Company's outstanding common shares from approximately
4,000,00 to 14,041,484, and upon consumation the Medscan
Stockholders will in the aggregate hold a majority of the Company's shares.

Item 2.   Acquisition or Disposition of Assets.

     The Exchange Agreement contemplates the acquisition by the Company of (i) all of the issued and outstanding capital stock of MedScan, (ii) all of the issued and outstanding Class A common stock of American Capital
Corporation, a Nevada corporation ("AMCAP"), and (iii) all of the issued and outstanding common stock of Star
Insurance Company, Ltd., an insurance company domiciled and licensed in the Federation of St. Kitts and Nevis, British West Indies ("STAR"). These transactions are collectively sometimes referred to below as the "Exchange." The Exchange Stock will be issued as follows:

     1.   8,630,000 shares of common stock to MedScan
          Holders;

     2.   1,000,000 shares to the holders of the
          issued and outstanding shares of STAR; and

     3. 320,000 shares to the holders of the Class A common shares of AMCAP.

     MedScan has agreed in the Exchange Agreement to assign to the Company all of MedScan's rights in and under the following agreements: (i) that certain Stock
Purchase and Exchange Agreement dated June 8, 1999 (the
"AMCAP Agreement") and attached as EXHIBIT A to the Exchange Agreement, among MedScan and the holders of all the Class A common shares of AMCAP (the "AMCAP Holders"), pursuant to which Medscan has agreed to purchase all of the outstanding Class A common shares of AMCAP (the
"AMCAP Shares") for a combination of cash and stock of the Company; and (ii) that certain Stock Purchase and Exchange Agreement dated June 7, 1999 (the "STAR
Agreement") and attached to the Exchange Agreement as EXHIBIT B, among MedScan and the holder of all of the outstanding common shares of STAR (the "STAR Shares"), pursuant to which MedScan has agreed to purchase all of the STAR Shares, for a combination of cash and stock of the Company.



     In addition to the Exchange Shares deliverable at closing, the Company will be obligated over time to pay to the AMCAP Holders a total of Six Hundred Eighty
Thousand Three Hundred (US$680,300.00) in cash, and to pay to the holder of the STAR Shares a total of One
Million Dollars (US$1,000,000.00) in cash. The number of shares issuable to both the AMCAP Holders and the holder of the STAR Shares is subject to proportional increase if the market trading price of the Company's shares does not reach at least $10 per share within 90 days after closing of the Exchange.

     MedScan has assumed under the AMCAP Agreement, and the Company as its assignee would assume upon closing liability for repayment of promissory notes in the amount of $127,823.30 to certain individuals and and $446,800 to First International Finance Corporation, plus accrued interest. The AMCAP Holders will have certain "piggyback" registration rights as to the Exchange Shares issuable to them, entitling them in certain circumstances to registration of their shares under the Act for resale.

     The Company has also agreed to issue to Black Denim
Entertainment Corp., a Nevada corporation, ("Black
Denim"), a total of 50,000 shares of its common stock in exchange for 7,500 shares of the common stock of Black
Denim, resulting in the Company owning approximately 30% of Black Denim. This transaction will be consummated at and is conditioned upon the closing under the Exchange
Agreement.

     The shares issuable under the Exchange Agreement and to Black Denim will not be registered under the Securities Act of 1933, as amended ("Act"), but will be issued in reliance upon the exemptions from registration under the Act afforded by Section 4(2), on the ground that such issuances are transactions not involving any public offering. The shares issuable to the holder of the STAR Shares will be issued in reliance upon Regulation S, since that holder is not a resident of or present in the United States.

     Conditions Precedent

     The closing of the Exchange is subject to a number of conditions that must be satisfied, including the accuracy of representations and warranties, performance of covenants, non-violation of negative covenants, satisfactory due diligence examinations, no legal proceedings must be pending which would adversely affect the closing, and the like.

     Termination

     The Exchange Agreement may be terminated by the mutual written agreement of the Company and MedScan and will terminate automatically, unless extended, if the conditions precedent to the parties' respective obligations have not been satisfied, if the closing of the Exchange has become inadvisable by reason of the institution of any governmental investigation or any lawsuit or other proceeding, or if the Exchange has not occurred by the closing date, as it may be extended by agreement of the parties.

     Representations and Warranties; Covenants and
Agreements

     The Exchange Agreement contains certain
representations, warranties, covenants and agreements by the Company, MedScan and the MedScan Holders regarding, among other things, the accuracy and completeness of information supplied in connection with the Exchange. The
Exchange Agreement also provides that, prior to the closing date the Company will not engage in any business or activity other than attempting to consummate the Exchange. Furthermore, the Company may not prior to closing of the Exchange, without the prior written authorization of MedScan, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course, (iii) declare or pay any dividend or make any other distribution with respect to its capital stock, (iv) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, (v) make any investment of a capital nature, or (vi) enter into any contract, agreement, or other commitment which is material to the Company.

     Expenses

     The Company and MedScan each have agreed to bear its own expenses incurred in connection with the Exchange.

Item 6.  Resignations of Registrant's Directors.

     The Exchange Agreement provides that current
Company directors and executive officers Egin Bresnig, Dean Wicker and Johnny Wilson will resign at the closing under the Exchange Agreement and be replaced as officers and directors by the persons named in Item 1 above. Such resignations and elections of new directors may only take place after the Company has complied with Rule 14f-1 under the Securities Exchange Act of 1934.

Item. 7.   Financial Statements, Pro Forma Financial
Information And Exhibits

     (a)  Financial Statements Of The Business Acquired

      Financial statements of the business acquired required to be disclosed hereunder shall be filed by amendment to this initial report on Form 8-K not later than 60 days after the date by which this initial report must be filed.

     (b)  Pro Forma Financial Information

     The Pro Forma Financial Information required to be disclosed hereunder shall be filed by amendment to this initial report on Form 8-K not later than 60 days after the date by which this initial report must be filed.

     (c)  Exhibits

     The following exhibits are included as part of this report:

     2.1  Agreement and Plan Of Reorganization dated
          July 20, 1999, among the Company, Medscan
          Technologies, Inc., and the shareholders of MedScan Technologies, Inc.


                  SIGNATURES

    Pursuant to the requirements of the Securities
Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:     August 4, 1999



          ISO BLOCK PRODUCTS USA, INC.



     /s/ Egin Bresnig
By______________________________
         Egin Bresnig,
         Chief Executive Officer




           LIST of EXHIBITS and SCHEDULES


Exhibits:


 Exhibit A        - AMCAP Agreement

     Schedule 2.2 - Name and address of MedScan, AMCAP and STAR shareholders, no. of MedScan shares, AMCAP and STAR shares owned by each and number of exchange shares that go to each person

     Schedule 4(d)  litigation

     Schedule 4(g)  disclosure of material liabilities

     Schedule 4(i)  taxes owed

     Schedule 4(j)  material contracts

     Schedule 4(k)  affiliated relationships

     Schedule 4(o)  insurance policies in effect

     Schedule 4(r) patents, trademarks, servicemarks, licenses, franchises and other intellectual property

 Exhibit B        - STAR Agreement

                    MedScan Schedules




[EXHIBIT A]


          AGREEMENT AND PLAN OF REORGANIZATION

   This Agreement ("Agreement") is made and entered into on July
20, 1999, byand among ISO-BLOCK PRODUCTS (USA), INC., a
Colorado corporation, as buyer (the "Company"); MEDSCAN
TECHNOLOGIES, INC., an Oklahoma corporation, as the acquired company ("Acquired Company" or "MedScan"); and certain persons executing this Agreement in their capacity as shareholders of MedScan (the
"MedScan Holders").

                      RECITALS:

   The MedScan Holders collectively own of record and beneficially 863 shares of common stock, $1.00 par value of MedScan (collectively, the "MedScan Shares"), which are all the shares of MedScan capital stock issued and outstanding;
   and

   The MedScan Holders desire to sell to the Company, and the Company desires to purchase from the MedScan Holders, all of the MedScan Shares, on the terms and subject to the conditions of this Agreement;

   MedScan has entered into that certain Stock Purchase and
   Exchange Agreement dated June 8, 1999 (the "AMCAP
   Agreement")  and attached hereto as EXHIBIT A, among
   MedScan, Clifton F.  Lees and Karen Capezo Zapetis, the holders of all the Class A common shares of AMCAP (the "AMCAP
   Holders"), pursuant to  which Medscan has agreed to purchase from Lees and Zapetis all of the issued and outstanding Class A common stock (the "AMCAP Shares") of American Capital
   Corporation, a Nevada  corporation ("AMCAP"), which at the
   time of purchase will be   the only shares of capital stock of
   AMCAP issued and outstanding; and in payment therefor, MedScan has agreed as set forth in and subject to the terms and conditions of the AMCAP Agreement to (i) pay an aggregate of Six Hundred Eighty Thousand Three Hundred (US$680,300.00) in cash to Lees and Zapetis and (ii) cause to be issued to Lees and Zapetis an aggregate of 319,700 shares of the common stock of the Company;

   MedScan has entered into that certain Stock Purchase and Exchange Agreement dated June 7, 1999 (the "Star Agreement") and attached hereto as EXHIBIT B, among MedScan and Consorcio de Seguros del Caribe, S.A., a Costa Rican company ("CSC"), pursuant to which Medscan has agreed to purchase from CSC all of the issued and outstanding common stock (the "STAR Shares") of Star Insurance Company, Ltd., an insurance company domiciled and licensed in the Federation of St. Kitts and Nevis, British West Indies ("STAR"), and in payment therefor, MedScan has agreed as set forth in and subject to the terms and conditions of the STAR Agreement to (i) pay an aggregate of One Million Dollars (US$1,000,000.00) in cash to CSC and (ii) cause to be issued to CSC an 1,000,000 shares of the common stock of the Company;

   MedScan has also wishes to assign and transfer to the Company, and the Company wishes to accept and assume, all of MedScan's rights and obligations under the AMCAP Agreement and the STAR Agreement, provided that the respective shareholders of AMCAP and STAR agree in writing to such assignments, make certain investment representations to the Company, acknowledge that they have carefully read and approve the terms of this Agreement; and

   The respective boards of directors of MedScan and the Company have approved the execution of this Agreement and performance of the parties' respective obligations herein.


   NOW THEREFORE, for and in consideration of the premises and the mutual promises and undertakings contained herein, and for other good and valuable consideration, and subject to the terms and conditions of this Agreement, the parties hereto agree as follows:

   ASSIGNMENT AND ASSUMPTION OF STAR AGREEMENT AND AMCAP
AGREEMENT.

   MedScan hereby assigns and transfers to the Company all of MedScan's rights and liabilities of every nature whatsoever in, to and under the AMCAP Agreement and the STAR Agreement, and the Company hereby accepts such assignments and assumes all of MedScan's liabilities thereunder, as if the Company had entered into those agreements directly instead of MedScan.However, nothing in this Agreement shall be deemed to release MedScan from any obligation which is strictly personal to MedScan or which only MedScan can perform. This assignment and assumption is subject to and shall be effective upon approval by the respective shareholders of AMCAP and STAR. No further document shall be necessary as between the Company and MedScan to effect such assignment and assumption, but if either party requests, MedScan and the Company shall execute a formal written assignment and assumption separate from this Agreement.

2.  THE EXCHANGE.

    2.1 Sale and Purchase of the MedScan Shares, AMCAP Shares and
     STAR Shares. On the terms and subject to conditions of this Agreement, at the Closing (defined below), the MedScan Holders, the AMCAP Holders and CSC shall sell, transfer, assign, convey and deliver to the Company, free and clear of all adverse claims, security interests, liens, claims and encumbrances (other than restrictions under applicable securities laws or as expressly agreed to herein by the Company), and the Company or its subsidiary shall purchase, accept and acquire, all of the 1,000 MedScan Shares from the MedScan Holders, all of the 25,000 AMCAP Shares from the AMCAP Holders, and all of the STAR Shares from CSC, such purchases and sales being herein sometimes referred to as the "Exchange." The Company shall receive good and merchantable title to the MedScan Shares, AMCAP Shares and STAR Shares. It is intended among all the parties that the Exchange shall constitute a tax free reorganization within the meaning of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of
1986, as amended ("Code").

2.2 Issuance of Exchange Shares. The Company shall issue an aggregate of 10,000,000 shares of its common stock, no par value
(the "Exchange Shares"), in connection with the acquisition of MedScan, AMCAP and STAR, as follows:

   (i) In full payment for the MedScan Shares, the Company shall ratably issue and deliver to the MedScan Holders in proportion to their respective ownership of the MedScan Shares, an aggregate of 8,630,000 of the Exchange Shares, being Ten Thousand (10,000) Exchange Shares for every MedScan Share exchanged;

   (ii) In full payment for the AMCAP Shares, the Company shall ratably issued and deliver to the AMCAP Holders in proportion to their respective ownership of the AMCAP Shares, an aggregate of 320,000 of the Exchange Shares; and

   (iii) In full payment for the STAR Shares, the Company shall ratably issued and deliver to CSC a total of 1,000,000 of the Exchange Shares.

   The Exchange Shares will, when issued, be validly issued, fully paid, and nonassessable; the sale, issuance and delivery of the Exchange Shares on the terms herein contemplated has been authorized by all requisite corporate action of the Company; and the Exchange Shares will not be be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of the Company or any other person. The Exchange
Shares shall be issued to the MedScan Holders, AMCAP Holders and CSC in the respective denominations set forth on SCHEDULE
2.2 to this Agreement. The acquisition of MedScan, AMCAP and STAR must occur and be closed at the same time.

2.3   Exchange Shares Not Registered.   The Exchange Shares have
not been and will not be registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or states. The Exchange Shares issuable to the MedScan Holders and the AMCAP Holders shall be issued in reliance upon the exemptions from registration provided by Section 4(2) of the Act and/or Rule
505 or 506 of Regulation D under the Act and under analogous state securities laws, on the grounds that the Exchange does not involve any public offering. The Exchange Shares issuable to CSC shall be issued in reliance upon Regulation S under the Act covering offers and sales of securities not made within the United States. The Exchange Shares will be "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and the Exchange Shares issued to the MedScan Holders and the AMCAP Holders must be held indefinitely, unless they are subsequently registered under the Act or an exemption from the Act's registration requirements is available for their resale, and the prior written consent of the Company will be necessary for any transfer of any or all of the Exchange Shares, unless the shares have been duly registered under the Act or the transfer is made in accordance with Rule 144 or other available exemption under the Act. The Exchange Shares issued to CSC may not for a period of one year following the closing of the Exchange be offered, sold or transferred to any "U.S. Person" (as such term is defined in Rule 902 of egulation S) or to any person within the United States of America, including its territories and possessions.

2.4  Restrictive Legends.   (a)  All certificates evidencing the
Exchange Shares issued to the MedScan Holders and the AMCAP
Holders shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

   "The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and are "restricted securities" as that term is defined in Rule 144 under the Act. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act."

   (b) All certificates evidencing the Exchange Shares issued to CSC shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

   "These shares have not been registered with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933
(the "Act") but have been offered and sold in reliance upon Regulation S under the Act and may not be offered,sold or transferred by you, directly or indirectly, to any "U.S. Person" (as defined in Regulation S) or in the United States of America, including its territories and possessions, unless the shares are first registered under the Act or an exemption from registration under the Act is available for the proposed offer, sale or other transfer. Hedging transactions involving these shares may not be conducted unless in compliance with the Act."

2.5 Closing. Subject to the conditions precedent set forth herein, the consummation of the Control Exchange and any other transactions herein contemplated ("Closing") shall take place either at the offices of Brasher & Company, 90 Madison Street, Suite 707, Denver, Colorado 80206 or by the exchange of documents via courier, on or before July 31, 1999, which is herein referred to as the "Closing Date". The parties may by unanimous agreement provide for one or more postponements of the Closing.

2.6 Officers and Directors of the Company. At the Closing, the current officers and directors of the Company shall resign as necessary, each resignation to confirm in writing that the resigning persons do not owe and are not owed anything by the Company, and the persons named below shall be elected to the offices and directorships shown next to their respective names:

         Name                            Position
         ----                            --------
   Curtis H. Wilson            DIRECTOR, Chairman of the Board
   Steven L. Scott             DIRECTOR, President
   Donald E. Dickson           DIRECTOR, Vice President
   William G. Newhouse III     DIRECTOR, Secretary, Treasurer
   Don L. Knight               Vice President

2.7 Further Assurances. MedScan and the MedScan Holders agree to execute all documents and instruments and to take or to cause to be taken all actions which the Company deems necessary or appropriate to complete the transactions contemplated by this Agreement, whether before or after the Closing.

3.   OTHER AGREEMENTS OF THE PARTIES.

3.1 Reverse Splits and Certain Recapitalizations Prohibited. The parties acknowledge that, following the Closing, the persons who are shareholders of the Company immediately preceding the Closing, will no longer hold a majority of the Company's voting power. The Company and all other parties expressly agree that, during the two-year period following the Closing ("Period"), the Company shall not effect any "prohibited recapitalization," defined as any reverse split or combination of its common shares, or any reorganization, merger, recapitalization or other action whatsoever which has the effect of changing any issued and oustanding common share of the Company into less than one common share; provided, that the term "prohibited recapitalization" shall not include any cancellation, partial cancellation or readjustment of shares issued by the Company in the normal course of business which relates only to shares issued after the Closing Date and not to all common shares of the Company then issued and outstanding. The MedScan Holders expressly agree that, during the Period, they will not vote for or support any prohibited recapitalization nor grant a proxy or other voting right to a person other than a MedScan Holder to vote at any meeting or act by written consent on a proposal to effect a prohibited recapitalization, and will affirmatively oppose any attempt to effect a prohibited recapitalization during the Period unless approved in a manner permitted by this Agreement.

3.2   Right to Enforce Provisions.  The provisions set forth in
Section 3.1 are intended for the protection and benefit of all persons who are shareholders of the Company immediately prior to the Closing and their respective successors (the "Protected Shareholders"), all of whom are and shall be deemed third party beneficiaries of such provisions, and all parties agree that such provisions and the duration of the Period are reasonable. Any one or more Protected Shareholders may bring an injunctive action to prevent a prohibited recapitalization, an action to force the Company to revoke or rescind a prohibited recapitalization as if it had never been effected, an action to recover on the Company's behalf any damages suffered by effecting the prohibited recapitalization, or any one or more of such actions, or may otherwise judicially enforce such provisions. Any Protected Shareholder prevailing in such injunctive or other action shall be entitled to reimbursement from the Company and all officers and directors involved in effecting the prohibited recapitalization for costs and reasonable attorneys' fees incurred in bringing such action(s).

3.3 Change of the Company's Name. The parties agree that, as soon as reasonably possible following the Closing, a special meeting of the Company's shareholders shall be called for the purpose of voting upon a change of the Company's name to better reflect the Company?s new business. The MedScan Holders agree to vote their Exchange Shares in favor of the name change.

3.4   MedScan, STAR and AMCAP to Obtain Audited Financial
Statements.   It is agreed that as soon as reasonably possible after the
Closing, MedScan shall, and if STAR's and AMCAP's respective financial statements have not been so audited, STAR and AMCAP shall, obtain the audited financial statements called for by Item 310 of Regulation S-B of the Securities and Exchange Commission, including the required balance sheets, and statements of cash flows, operations and changes in stockholders' equity, together with all required footnotes and schedules, audited by certified public accountants who are members of the SEC Practice Section of the AICPA. Such statements shall be prepared in accordance with generally accepted accounting principles ("GAAP"), applied on a consistent basis. However, if STAR has obtained an audit not in accordance with GAAP, it will be sufficient if STAR produces a reconciliation to GAAP of its audited financial statements.

3.5 Stipulation as to Status of Certain Shareholders of the Company; Etc. The Company, MedScan and the MedScan Holders stipulate and acknowledge that (i) following the Closing, current Company officers Egin Bresnig and Dean Wicker will cease to be for any reason affiliates of the Company, as such term is defined in Rule 144(a) under the Act, and that (ii) shareholder and Company counsel John D. Brasher Jr. and his affiliate Yakima Corp. are not affilates of the Company at the time of the Closing. The Company, MedScan and the MedScan Holders have done such investigation as they have deemed necessary and have satisfied themselves fully on this point. The Company, Medscan and the MedScan Holders also agree that John D. Brasher Jr.'s affiliate, Yakima Corp., is entitled to removal of all restrictive legends from and stop transfer orders affecting certificate(s) evidencing its outstanding shares at any time upon request without need of legal opinion; and that Egin Bresnig and Dean Wicker will be, at any time commencing three months after the Closing Date, entitled to removal of all restrictive legends from and stop transfer orders affecting the certificate(s) evidencing their outstanding shares of the Company at any time upon request without need of legal opinion.

3.6 The Company's Capitalization at Closing; Sale of Certain Shares. At the Closing, the Company shall have issued and outstanding not more than 4,863,730 shares of common stock and options to purchase not more than 600,000 shares of its common stock (held in equal amounts by Bresnig, Wicker and Brasher). Other than such shares and options, at the Closing the Company will not without the prior written consent of MedScan have issued or outstanding any other shares of stock, nor any options or other rights to purchase its common stock, nor any instrument convertible into or exchangeable for its common stock. No shareholder of the Company will have any preemptive right or similar right to purchase the Exchange Shares or other stock of the Company.

4.   MedScan's REPRESENTATIONS AND WARRANTIES.
MedScan hereby represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

  (a) Organization and Standing. MedScan is a corporation duly organized, validly existing and in good standing under the laws of Oklahoma, with all requisite power and authority to carry on the business in which it is engaged, to own the properties and assets it owns, and is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary. AMCAP and STAR are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with all requisite power and necessary licenses to carry on their respective businesses and to own their properties and assets.

  (b) Capitalization. MedScan's authorized capital stock consists of 3,000 shares of common stock, $1.00 par value, of which 863 shares have been issued and are outstanding, and no shares of Preferred
Stock are authorized. All of the MedScan Shares have been duly authorized, validly issued, and are fully paid and nonassessable. MedScan does not have outstanding any other equity securities or any option, warrant or similar instrument and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby MedScan is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of MedScan of any type or class. SCHEDULE 1.2 sets forth the names and addresses of all holders of capital stock of MedScan and the number of shares of common stock held by each, which is an accurate and complete list. No person has preemptive or similar rights as to the MedScan Shares, and MedScan is not party to any agreement that contemplates a stock exchange, merger, reorganization or similar transaction.

  (c) Subsidiaries. MedScan currently has and at Closing will have no subsidiaries.

  (d) Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the STAR Shares, AMCAP Shares, MedScan Shares, MedScan or any of its properties or assets in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum which, if determined adversely to MedScan, would materially affect its business, prospects, properties or financial condition or MedScan's right to conduct its business as being conducted or expected to be conducted, except as disclosed on SCHEDULE 4(d).
There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the MedScan Shares or MedScan is a party or by which it is bound or affected, except as disclosed on
SCHEDULE 4(d). Copies of material pleadings shall accompany such schedule.

  (e) Estoppel. All statements made in this Agreement, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith, by MedScan are true, correct and complete as of the date of this Agreement and will be so as of the Closing Date. All statements contained in any certificate made by any official of MedScan and delivered to the Company shall be deemed representations and warranties of MedScan.

  (f) Compliance with Laws and Permits. MedScan has complied in all material respects with its articles of incorporation and bylaws (each as amended to date), all applicable laws, regulations and rules, all applicable orders, judgments, writs, decrees or injunctions of federal, state and municipal governments or any department, agency or other instrumentality thereof, domestic or foreign, applicable to its business or properties, and has not done or omitted to do any act or acts which singly or in the aggregate are in violation of any of the foregoing. MedScan has obtained all federal, provincial and municipal licenses and permits necessary to its properties and operations, is not in violation of any such license or permit and has not received any notification that any revocation or limitation thereof is pending or threatened.

  (g) No Undisclosed Material Liabilities. MedScan has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), including liabilities as guarantor or surety or otherwise for the obligations of others and tax liabilities due or to become due, except as described in writing to the Company or on
SCHEDULE 4(g). There is no basis for any material claim against MedScan's assets which involves an amount in excess of $10,000, except as disclosed in writing to the Company. MedScan has no creditors whose prior consent might be required by law to the Exchange.

  (h) Material Transactions and Adverse Changes. Except as has been disclosed in writing to the Company, MedScan, AMCAP and STAR each have not and as of the Closing Date will not have: (i) suffered any materially adverse change in its assets taken as a whole; (ii) suffered any damage or destruction in the nature of a casualty loss to any one or more of its assets, whether or not covered by insurance, which singly or in the aggregate are materially adverse to its properties or business; (iii) made any change in any method of accounting or accounting practice, including the revaluation of any of its assets; or (iv) agreed in writing or otherwise to take any action prohibited in this Section.

  (i) Taxes. All income, excise, unemployment, social security, occupational, franchise, ad valorem and other taxes, duties, assessments or charges levied, assessed or imposed upon MedScan by any federal, state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed. Adequate reserves have been established for all income and other tax liabilities, except as otherwise disclosed on SCHEDULE 4(i). MedScan has not waived any statute of limitations with respect to any tax liability whatever for any period prior to the date of this Agreement or agreed to any extension of time with respect to a tax assessment or liability. No consents have been filed by MedScan pursuant to
Section 341(f) of the Internal Revenue Code of 1986, as amended.

  (j) Contracts. Attached to this Agreement as SCHEDULE 4(j) is a listing of all material contracts to which MedScan is a party. With respect to each such contract, except as disclosed in writing to the Company, MedScan is not in default, the contract is legal, valid, binding, in full force and effect and enforceable in accordance with its terms, and the contract will continue after the Closing to be legal, valid, binding, in full force and effect in accordance with its terms. Contracts or commitments described in any other Schedule need not be disclosed in
SCHEDULE 4(j).

  (k)   Indebtedness to and from Affiliates.  Except as disclosed on
SCHEDULE 4(k), MedScan is not indebted to any officer, director, employee or shareholder thereof as of the date of this Agreement, and no money or property is owed to MedScan by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing Date.

  (l) Documents Genuine. All originals and/or copies of MedScan's articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of directors and shareholders of MedScan, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to the Company, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

  (m)   Financial Statements and Records.  MedScan, AMCAP and
STAR each will provide to the Company two years' of financial statements, and all such statements shall fairly present its assets, liabilities and financial condition as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered, except STAR which may furnish non-GAAP audited financial statements which have been reconciled to GAAP. For purposes of this Agreement, such statements shall include all notes thereto. MedScan also will furnish to the Company copies of its other books, accounts and records as requested.

  (n) Officers and Directors Salaries. MedScan will provide to the Company a list of all its officers and directors, reflecting the job description and salary of each person.

  (o)   Insurance.  MedScan has no insurance policies in effect.

  (p) Authorization and Validity. The execution, delivery and performance by MedScan of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by MedScan and all necessary approvals of the shareholder(s) of MedScan will have been obtained by the Closing Date. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by MedScan and constitutes and will constitute legal, valid and binding obligations of MedScan, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

  (q) Consents; Approvals; Conflict. Except for compliance with applicable federal and state securities laws, no consent, approval, authorization or order of any court or governmental agency or other body is required for MedScan and the MedScan Holders to consummate the Exchange. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, or constitute a breach of, and no prior approval is necessary by or under, MedScan's articles of incorporation, bylaws or any note, mortgage, indenture, deed of trust, lease, obligation, or other agreement or instrument to which MedScan is a party.

  (r)   Intellectual Property.  Attached to this Agreement as
SCHEDULE 4(r) is a description of all registered trademarks, trademarks, servicemarks, copyrights, trade names and licenses, owned or held by MedScan and applications pending therefor.
Copies of each such right or application shall be furnished to the Company. MedScan has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any patent, trademark, trade name, servicemark or copyright belonging to any third person, and MedScan has never received any charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation MedScan owns or hold adequate licenses or other rights to use all patents, trademarks, trade names, servicemarks and copyrights used in its business as now conducted, and such use does not conflict with, infringe upon or violate the rights of any third party in a manner which might have a materially adverse effect upon MedScan.

  (s)   Disclaimer of Further Warranties; Etc.   Except as expressly
set forth in this Agreement and the Schedules and Exhibits hereto, the Company has made no other representation or warranty to MedScan or any MedScan Holder in connection with the Exchange. MedScan's decision to enter into the Exchange is based upon its own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

  (t) OTC Quotation. MedScan acknowledges that the Company's common stock is quoted on the OTC Bulletin Board under symbol
"ISOB." There is at this time no active and regular market in the shares of the Company.

  (u)   AMCAP Agreement and STAR Agreement.   The
representations and warranties set forth in the AMCAP Agreement are true and correct and will be true and correct at the Closing, and the representations and warranties set forth in the STAR Agreement are true and correct will be true and correct at the Closing. There has been no material breach of either the AMCAP Agreement or the STAR Agreement by any party which has not been cured to the non-breaching parties' satisfaction or waived.

  (v)   Capitalization of AMCAP and STAR.

    (i) AMCAP has authorized 25,000 shares of its Class A common stock, $0.10 par value per share, of which 25,000 shares are issued and outstanding and owned by the AMCAP holders, and 100,000 shares of its Class B common stock, $1.00 par value per share, of which 100,000 shares are issued and outstanding, which will be redeemed by AMCAP at or prior to the Closing and retired.

    (ii) STAR has authorized 1,000 shares of its common stock, EC$1.00 par value per share, of which 1,000 shares are issued and outstanding and owned by CSC, and 280,000,000 shares of Series A preferred stock, US$1.00 par value per share, of which 280,000,000 shares are issued and outstanding, and 100,000,000 shares of Series B preferred stock, US$1.00 par value per share, of which 100,000,000 shares are issued and outstanding.

5.   REPRESENTATIONS AND WARRANTIES OF THE
MedScan HOLDERS. The MedScan Holders each represent and warrant to the Company that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

  (a) Each MedScan Holder owns of record and beneficially all the MedScan Shares respectively shown next to his, her or its name on
SCHEDULE 2.2 to this Agreement; and his, her or its MedScan
Shares are free and clear of all liens, claims, rights or other encumbrances whatever and of all options and similar rights of third persons; and no person has or will have any right in and to such shares except as are created by force of law under any marital, community property or similar rights. No third party has or at Closing will have any right of first refusal, pre-emptive right, option or similar right to acquire any of the MedScan Shares except as disclosed to the Company in writing prior to the Closing. Each
MedScan Holder represents and warrants that he, she or it is not now insolvent and will not be insolvent after selling and delivering the MedScan Shares to the Company on the terms of this Agreement, and each MedScan Holder is receiving new consideration at least equal to the full and fair value of the MedScan Shares being sold. Each MedScan Holder has the full right, power and legal capacity to enter into this Agreement and sell and deliver the MedScan Shares to the Company. As to each MedScan Holder which is a corporation or other entity, all requisite corporate or equivalent action has been taken necessary to approve the execution and performance of this Agreement.

  (b) MedScan and the MedScan Holders understand and acknowledge that the Company is not profitable and does not have full-time or professional management, and that the officers and directors of the Company after the Closing will be the current officers and directors of or persons designated by MedScan. Each MedScan Holder recognizes that the Exchange Shares are speculative and involve a high degree of risk, and that the prospects and future success of the Company depend principally upon the MedScan Holders and current MedScan management.

  (c) Each MedScan Holder acknowledges and agrees that he, she or it or his, her or its representatives have been furnished with or offered substantially the same kind of information regarding the Company and its business, assets, financial condition and plan of operation as would be contained in a registration statement and included prospectus prepared in connection with a public offering of the Exchange Shares. Each MedScan Holder further represents that he, she or it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Exchange Shares.


  (d) In connection with the issuance and delivery of the Exchange Shares, each MedScan Holder understands and acknowledges that the Exchange Shares have not been and will not be registered under the Act or any state laws in reliance upon exemptions from registration and that such shares will be restricted and subject to significant restrictions on transfer, as described in Section 1.3 of this Agreement. Each MedScan Holder is acquiring the Exchange Shares for his, her or its own account, and not for the account of any other person and not for distribution, assignment or resale to others, or for pledge or hypothecation, and no other person has or is intended to have a direct or indirect ownership or contractual interest in the Exchange Shares except as may exist or arise under marital property laws or otherwise by operation of law.

  (e) The MedScan Holder, alone or together with the MedScan Holder's adviser(s), has such knowledge and experience in financial, tax and business matters as to enable MedScan Holder to utilize the information made available by the Company, in connection with the Exchange and issuance of the Exchange Shares, to evaluate the merits and risks of acquiring the Exchange Shares and to make an informed investment decision with respect thereto.

  (f) All information which each MedScan Holder has provided or will provide to the Company is or will be correct and complete as of the date furnished to the Company, and, if there should be any material change in such information prior to the Closing as to a MedScan Holder, that MedScan Holder will immediately provide the Company with such information.

  (g) No MedScan Holder was solicited by the Company by any form of general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or made available over telephone lines by any information service, or any seminar or meeting whose attendees had been invited by any means of general solicitation or general advertising.

  (h) Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, the Company has not made any representation or warranty to any MedScan Holder in connection with this Agreement. Each MedScan Holder's decision to enter into the Exchange is based upon his, her or its own independent judgment and investigation and not on any representations and warranties of the Company other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

  (i) To the best of the knowledge of each MedScan Holder, all of the representations and warranties of MedScan set forth in this Agreement are accurate and true.

6.   REPRESENTATIONS AND WARRANTIES OF THE
COMPANY. Unless specifically stated otherwise, the Company represents and warrants to the other parties that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date.

  (a) Organization and Good Standing. The Company is and on the Closing Date will be duly organized, validly existing and in good standing under the laws of the State of Colorado, entitled to own its properties and operate its business as now being conducted.

  (b) Authorized Capitalization. As provided in its Articles of Incorporation, the authorized capital stock of the Company consists of 50,000,000 shares of common stock, no par value, of which 4,863,730 are and will at closing be outstanding, and 1,500,000 shares of Series A preferred stock, no par value, none of which shall be issued and outstanding at Closing.

  (c)   Outstanding Options, Warrants or Other Rights.  The
Company has options outstanding to purchase a total of 600,000 shares of common stock, held in equal amounts by Bresnig, Wicker and Brasher, which MedScan and the MedSan
Holders agree have been duly authorized and are validly issued. The Company does not have outstanding any option, warrant or similar instrument and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby the Company is bound to issue shares of its capital stock or any instrument or right convertible into or exchangeable for shares of its capital stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company of any type or class. The Company shall provide to MedScan a list of all holders of the Company's capital stock, the number of shares held by each and the number of each certificate held, duly certified by the Secretary of the Company.

  (d) Subsidiaries. The Company has and as of the Closing will have no subsidiaries.

  (e) Documents Genuine. All originals and/or copies of the Company's articles of incorporation and bylaws, each as amended to date, and all minutes of meetings and written consents in lieu of meetings of shareholders, directors and committees of directors of the Company, financial data, and any and all other documents, material, data, files, or information which have been or will be furnished to MedScan, are and will be true, complete, correct and unmodified originals and/or copies of such documents, information, data, files or material.

  (f) Litigation. There are no claims, actions, suits, proceedings or investigations pending or threatened against or affecting the Company in any court or by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, or arbitration tribunal or other forum. There are no judgments, decrees, injunctions, writs, orders or other mandates outstanding to which the Company is a party or by which it is bound or affected.


  (g) Compensation Plans. Except as described below, the Company has not authorized and does not have in effect any stock option or stock purchase plan, dividend reinvestment plan or similar plan pursuant to which any person is entitled to acquire capital stock of the Company or any securities convertible into or exchangeable for its capital stock. The Company has delivered to MedScan a copy of each plan described below. No shares will be awarded or issued pursuant to either such plan without the prior written authorization of MedScan.

    (i)  The Company has in effect a 1997 Compensatory Stock
Option Plan, covering 1,000,000 shares of the Company's common stock. Options to purchase a total of 600,000 shares have been granted pursuant to this plan, and no other options will be granted prior to Closing.

    (ii)  The Company has in effect a 1997 Employee Stock
Compensation Plan covering 1,500,000 of the Company's common shares, pursuant to which the Company may award shares of common stock to persons defined therein as employees. No shares have been awarded pursuant to such plan or will be awarded prior to Closing.

(h) Authorization and Validity. The execution, delivery and performance by the Company of this Agreement and any other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company. This Agreement and any other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Company and constitute and will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

  (i) Financial Statements. The Company will provide to MedScan the Company's financial books and records such audited and unaudited financial statements of the Company, back to inception, as exist and as MedScan requests. All such statements shall fairly present the assets, liabilities and financial condition of the Company as of the respective dates thereof, and all shall have been prepared in conformity with generally accepted accounting principles, consistently applied during the periods covered. For purposes of this Agreement, such statements shall include all notes thereto.

  (j) No Undisclosed Material Liabilities. The Company has not incurred any liabilities or obligations whatever (whether direct, indirect, accrued, contingent, absolute, secured or unsecured or otherwise), which singly or in the aggregate are material to it, except as disclosed in the Company's financial statements or otherwise disclosed in writing to MedScan.

  (k) Taxes. All income, excise, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon the Company by the United States or by any state or municipal government or subdivision or instrumentality thereof have been duly paid or adequately provided for, and all required tax returns or reports concerning any such items have been duly filed or will be so filed.

  (l) Indebtedness to or from Affiliates. The Company is not and will not be indebted to any officer, director, employee or shareholder thereof as of the Closing Date. No money or property is owed to the Company by any officer, director, employee or shareholder thereof, and none will be owed as of the Closing.

  (m) Salaries. No person currently receives a salary or other cash compensation from the Company, and no person will receive a salary or other cash compensation from the Company prior to Closing.

  (n) Insurance. The Company does not now have any insurance policy in effect and will not obtain any insurance policy prior to Closing.

  (o) Books, Records and Accounts. Except for the minute book and accounting and corporate records of the Company furnished to MedScan, there are no other books, records or accounts of the Company. MedScan shall have the right to review and obtain the records, books and accounts of the Company, all and sundry.

  (p) Estoppel. All statements made herein, or in any Exhibit or Schedule hereto, or in any document or certificate executed and delivered herewith by the Company are true, correct and complete as of the date of this Agreement and will be so as of the Closing.
All statements contained in any certificate made by any officer or director of the Company and delivered to MedScan shall be deemed representations and warranties of the Company.

  (q) Consents; Approvals; Conflict. No consent, approval, authorization or order of any court or governmental agency or other body is required for the Company to execute and perform its obligations under this Agreement. Neither the execution, delivery, consummation or performance of this Agreement shall conflict with, constitute a breach of the Company's articles of incorporation and bylaws, as amended to date, or any note, mortgage, indenture, deed of trust or other agreement of instrument to which the Company is a party or by which it is bound nor, to the best of the Company's knowledge and belief, any existing law, rule, regulation, or any decree of any court or governmental department, agency, commission, board or bureau, domestic or foreign, having jurisdiction over the Company.

  (r) Restrictive Covenants. Prior to the consummation of the proposed Exchange, the Company shall not engage in any business or activity other than attempting to consummate the Exchange. Furthermore, the Company will not, without the prior written authorization of MedScan, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course,
(iii) declare or pay any dividend or make any other distribution with respect to its capital stock, (iv) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, (v) make any investment of a capital nature, or (vi) enter into any contract, agreement, or other commitment which is material to the Company.

  (s) Disclaimer of Further Warranties; Etc. Except as expressly set forth in this Agreement and the Schedules and Exhibits hereto, MedScan has made no other representation or warranty to the Company in connection with the Exchange. The Company's decision to enter into the Exchange is based upon the Company's own independent judgment and investigation and not on any representations and warranties of MedScan other than those expressly stated in this Agreement and in the Schedules and Exhibits hereto.

7.   CONDITIONS TO OBLIGATIONS OF THE PARTIES;
DELIVERIES. All obligations of the parties under this Agreement are subject to the accuracy and truthfulness of all representations of the other parties, and the fulfillment, prior to the Closing, of all conditions precedent and to performance of all covenants and agreements and completion of all deliveries contemplated herein, unless specifically waived in writing by the party entitled to performance or to demand fulfillment of the covenant or delivery of the documents.

7.1 Documents to be Delivered to the Company. At the Closing, the following documents shall be delivered to the Company by MedScan, STAR, or AMCAP, or the MedScan Holders,
AMCAP Holders or CSC, as the case may be, which documents shall be satisfactory in form and content to the Company's counsel:

  (a) Certificates executed by the chief executive officer and the chief financial or accounting officer of MedScan, dated the Closing Date, certifying that the representations and warranties of MedScan contained in this Agreement and the information set forth in all Schedules and Exhibits of MedScan hereto are then true and correct and that MedScan has complied with all agreements and conditions required by this Agreement and all related agreements to be performed or complied with by MedScan.

  (b) A copy of the directors' resolution or the minutes of the meeting of the directors of MedScan approving the execution and performance of this Agreement.

  (c)   All certificates evidencing the MedScan Shares, AMCAP
Shares and STAR Shares, each indorsed on the reverse side for transfer or accompanied by a signed stock power in form satisfactory to the Company.

  (d) All Schedules, properly filled out, and all Exhibits called for in this Agreement.

7.2 Documents to be Delivered by the Company. At the Closing the following documents shall be delivered to MedScan, STAR or AMCAP, and the MedScan Holders, AMCAP Holders or
CSC, as the case may be, by the Company:

  (a) To the MedScan Holders, certificates evidencing an aggregate of 8,630,000 Exchange Shares in the proper denominations, bearing the appropriate legends.

  (b) To the AMCAP Holders, certificates evidencing an aggregate of 320,000 Exchange Shares in the proper denominations, bearing the appropriate legends.

  (c) To CSC, a certificate evidencing 1,000,000 Exchange Shares, bearing an appropriate legend.

  (d) To MedScan, AMCAP and STAR, a certificate executed by the Company dated the Closing Date, certifying that the representations and warranties of the Company contained in this Agreement and the information set forth in all Schedules and Exhibits of the Company are then true and correct and that the Company has complied with all agreements and conditions required by this Agreement to be performed or complied with by it.


  (e) To MedScan, STAR and AMCAP, a copy of the directors' resolution or the minutes of the meeting of the directors of the Company approving the execution and performance of this Agreement.

  (f) All Schedules, properly filled out, and all Exhibits called for in this Agreement.

7.3 Conditions Precedent. The obligations of the parties under this Agreement are subject to the satisfaction of the following conditions (in addition to other conditions and terms of this Agreement), unless waived in writing, on or prior to the Closing:

  (a) Representations and Warranties Correct. The representations and warranties of every party contained in this Agreement shall be in all material respects true and correct on and as of the Closing Date as if made on such date. In addition, the representations and warranties respectively set forth in the STAR Agreement and AMCAP Agreement shall be in all material respects true and correct as of such date.

  (b)   Compliance.  The Company, MedScan and the MedScan
Holders each shall have performed all covenants and agreements, satisfied all conditions and complied with all other terms and provisions of this Agreement to be respectively performed, satisfied or complied with by it as of the Closing Date. The AMCAP Holders and CSC must have performed all covenants and agreements, satisfied all conditions and complied with all other terms and provisions of the AMCAP Agreement and Star Agreement, respectively.

  (c) Due Diligence Examination. The Company shall have completed a due diligence examination of MedScan satisfactory to the Company covering all books, records, contracts and other documents and all financial affairs of MedScan. MedScan shall have completed a due diligence examination of the Company satisfactory to MedScan covering all books, records, contracts and other documents and all financial affairs of the Company.

  (d) Legal Matters. All legal matters in connection with this Agreement and the consummation of all transactions herein contemplated, and all documents and instruments delivered in connection herewith shall be reasonably satisfactory in form to each party.

  (e) No Litigation or Proceedings. No injunction or restraining order of any federal or state court is in effect which prevents the transfer of the MedScan Shares, STAR Shares or AMCAP Shares, and issuance and delivery of the Exchange Shares, and no lawsuit or other proceeding has been filed by any person by the Closing
Date contesting or attempting to enjoin either action, and no action is taken and no law is passed after the date of this Agreement which prevents the Exchange.

8. OTHER COVENANTS OF THE PARTIES. The parties agree that, prior to the Closing:

  (a) Effectuation of this Agreement. The parties hereto each will use their best efforts to cause this Agreement and all related agreements to become effective, and all transactions herein and therein contemplated to be consummated, in accordance with its and their terms, to obtain all required consents, waivers and authorizations of governmental entities and other third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal, local and state laws, rules and regulations as may be applicable to the contemplated transactions.

  (b) Restrictive Covenants. Prior to the consummation of the Exchange, MedScan, AMCAP and STAR each shall conduct its business in the ordinary and usual course without unusual commitments and in compliance with all applicable laws, rules, and regulations. Furthermore, MedScan, AMCAP and STAR each will not, without the prior written consent of the Company, (i) make any changes in its capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course of business, (iii) incur any material indebtedness for borrowed money, (iv) make any loans or advances other than in the ordinary and usual course of business,
(v) declare or pay any dividend or make any other distribution with respect to its capital stock, (vi) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, or (vii) mortgage, pledge, or subject to encumbrance any of its assets or properties or sell or transfer any of its assets or properties, except in the ordinary and usual course of business, except that AMCAP may take any action required or permitted by the AMCAP Agreement and STAR may take any action required or permitted by the STAR Agreement.

  (c) Restriction on Action. The parties each agree that he or it will not do any thing or act prohibited by this Agreement or any related agreement, or fail to do any thing or act which he or it has undertaken to do in this Agreement or any related agreement.

  (d) Access and Information. To the extent each party deems necessary for purposes of this Agreement and the transactions contemplated hereby, MedScan and the Company each shall permit the other, its counsel, accountants and other representatives to have full access, upon reasonable notice and during regular business hours, throughout the period prior to Closing, to its equipment, assets, properties, books and records, and will cause to be furnished to the requesting party and its representatives during such period all information it or its representatives may reasonably request.

  (e)   Confidentiality.   MedScan and the Company covenant that
they each will not disclose any confidential information of the other party, except to its officers, directors, attorneys, accountants, and employees involved in these transactions, and only then on the condition that such individuals not disclose the information disclosed to them. Notwithstanding the foregoing, the terms of this Agreement, or of any of the transactions contemplated hereby, may be disclosed following execution hereof, provided that each party will provide at least twenty-four hours' notice to the other party prior to making the initial public announcement regarding the transaction.
In addition, either party may disclose this Agreement or any part hereof to any third party at any time if required to do so by law, this Agreement or other contractual obligation.

    INDEMNIFICATION.

9.1 Indemnification by MedScan. MedScan agrees to defend, indemnify and hold the Company, any subsidiary or affiliate thereof, and its respective successors, officers, directors and controlling persons (the "Indemnified Company Group") harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) payable to or for the benefit of, or asserted by, any party resulting from, arising out of, or incurred as a result of (a) the breach of any representation made by MedScan or a MedScan Holder herein or in accordance herewith; (b) the breach of any warranty or covenant made by MedScan or a MedScan Holder herein or in accordance herewith; or (c) any claim, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, whether commenced before or after the date of this Agreement, arising out of the business of MedScan or arising out of any act or occurrence prior to, or any state of facts existing as of the Closing.

9.2 Indemnification by the Company. The Company agrees to defend, indemnify and hold MedScan, any subsidiary or affiliate thereof, and its respective successors, officers, directors and controlling persons (the "Indemnified MedScan
Group") harmless from and against any and all losses, liabilities, damages, costs or expenses (including reasonable attorney's fees, penalties and interest) payable to or for the benefit of, or asserted by, any party resulting from, arising out of, or incurred as a result of (a) the breach of any representation made by the Company herein or in accordance herewith; (b) the breach of any warranty or covenant made by the Company herein or in accordance herewith; or (c) any claim, litigation, proceeding or governmental investigation, whether commenced before or after the date of this Agreement, arising out of any act or occurrence prior to, or any state of facts existing as of the Closing.

9.3 Survival of Covenants and Warranties. The representations, warranties, covenants and agreements made by MedScan on the one hand, and the Company on the other hand, shall survive the Closing and shall be fully enforceable at law or in equity against such other party and its successors and assigns for a period of one year after the Closing Date. Any investigation at any time made by or on behalf of (or any disclosure to ) any party hereto shall not diminish in any respect whatsoever its right to rely on the representations and warranties of the other party hereto.



9.4 Notice of Claims. The Company and MedScan each agree to give prompt written notice to the other of any claim against the party giving notice which might give rise to a claim by it against the other party hereto based upon the indemnity provisions contained herein, stating the nature and basis of the claim and the actual or estimated amount thereof; provided, however, that failure to give such notice will not affect the obligation of the indemnifying party to provide indemnification in accordance with the provisions of this Section 9 unless, and only to the extent that, such indemnifying party is actually prejudiced thereby. In the event that any action, suit or proceeding is brought against any member of the Indemnified MedScan Group or the Indemnified Company Group with respect to which any party hereto may have liability under the indemnification provisions contained herein, the indemnifying party shall have the right, at its sole cost and expense, to defend such action in the name of or on behalf of the indemnified party and, in connection with any such action, suit or proceeding, the parties hereto agree to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such action, suit or proceeding; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate because of actual or potential differing interests between such indemnified party and any other party represented by such counsel. Neither party hereto shall make any settlement of any claim which might give rise to liability of the other party under the indemnification provisions contained herein without the written consent of such other party, which consent such other party covenants shall not be unreasonably withheld.

10.   TERMINATION OF THIS AGREEMENT.

10.1   Grounds for Termination. This Agreement shall terminate:

  (a)  By mutual written consent of the Company and MedScan;

  (b)  By MedScan or the Company, if:

    (i) all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing
Date, as it may be accelerated or extended, or if any MedScan
Holder refuses to execute this Agreement;

    (ii) any party shall have defaulted or refused to perform in any material respect under this Agreement, or if the Company or MedScan should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either MedScan or the Company has committed any unlawful acts affecting the other party;

    (iii) the transactions contemplated in this Agreement and related agreements have not been consumated on the Closing Date, as it may be mutually accelerated or extended, OR

    (iv) either the Company or MedScan shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

10.2 Manner of Termination. Any termination of this Agreement (other than an automatic termination) shall be made in accordance with the above listed grounds and, if terminated by MedScan or the Company, shall be accompanied by a copy of the resolution of the terminating party's board of directors. Written notice of termination shall be given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the transactions herein contemplated shall be abandoned without further action by the parties.

10.3 Survival of Confidentiality Provisions. Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Section constitutes a mutual covenant of the parties, and either may judicially enforce it.

11.   MISCELLANEOUS PROVISIONS.

  (a) Assignment. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto without the written consent of the party not seeking assignment, except that the Company may direct such an assignment to a wholly owned subsidiary corporation. No such assignment shall relieve the assignor of any obligations created under this Agreement.

  (b) Parties in Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives, successors and assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as expressly set forth in this Agreement.

  (c) Entire Agreement. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

  (d) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Further, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable.

  (e) Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of all parties contained herein shall survive the Closing, and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company or MedScan, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing.

  (f) Interpretation. This Agreement shall be governed by and construed under the laws of the State of Colorado and shall be interpreted as if all parties participated equally in its drafting. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular provision in this Agreement, unless otherwise noted.

  (g) Notice. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by telefax transmission or by delivery by use of a messenger which regularly retains its delivery receipts. Such notice shall be deemed received on the date on which it is delivered to the addressee. For purposes of notice, the addresses of the parties shall be, if to a MedScan Holder, sent to MedScan for forwarding, and:

If to MedScan:               William G. Newhouse III
                             425 North Meridian
                             Oklahoma City, OK 73107

If to the Company:        Mr. Egin Bresnig
                          c/o Brasher & Company
                          90 Madison Street, Suite 707
                          Denver, Colorado 80206

(h) No Finders. Each party represents and warrants to the others and agrees that it has not employed or engaged, and will not employ or engage, any person as a finder or broker in connection with the transactions contemplated herein, and that no person is entitled to compensation as a finder or broker. Each party hereby indemnifies the other parties and holds the other parties harmless from and against any claims of any third persons claiming to have acted as a finder or broker in connection with the transactions herein contemplated, and such indemnity shall include all expenses, costs and damages arising from or related to such claims, including reasonable attorneys fees.

  (i) Expenses. Except as otherwise provided in this letter, the Company and MedScan shall bear their own fees and expenses incurred in connection with the transactions contemplated herein.

  (j) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing facsimile signature of a party shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

  (k) Prevailing Party Clause. In the event of any litigation or proceeding arising as a result of the breach of this Agreement or the failure to perform hereunder, or failure or untruthfulness of any representation or warranty herein, the party or parties prevailing in such litigation or proceeding shall be entitled to collect the costs and expenses of bringing or defending such litigation or proceeding, including reasonable attorneys' fees, from the party or parties not prevailing.

  (l)   Relationship of the Parties.   Nothing in this Agreement is
intended to be construed so as to suggest that the parties hereto are partners or joint venturers, or that any party or its employees is the employee or agent of the other. Neither MedScan nor the Company has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other party to any contract, agreement, arrangement, understanding or undertaking with any third party.

  (m) Exhibits, Schedules, etc. Each Exhibit to this Agreement shall be initialed by MedScan and the Company, and each Schedule shall be initialed by the party providing it. Any Schedule provided by MedScan Holders shall be initialed by all of the MedScan
Holders. If a Schedule does not apply, it must nonetheless be furnished and marked "not applicable." The information contained in every Schedule shall be updated as necessary as of a date as close as possible to the Closing Date and must be accurate and complete as of the Closing Date. Each party signing this Agreement represents and warrants, to all other parties, by such signature that he, she or it has carefully read this Agreement in its entirety and understands the provisions of this Agreement.

  (n) No Advice Given. MedScan and the MedScan Holders acknowledge and agree that they have neither asked for nor received any legal or tax advice from the Company or its counsel, John D. Brasher Jr., Esquire, or any other person associated with the Company, in regard to this Agreement or the transactions herein contemplated, and have instead relied on advice and counsel furnished by their own legal or other advisers in order to satisfy themselves as to the tax and other legal implications to them of the Exchange and issuance of the Exchange Shares.

   IN WITNESS WHEREOF, all parties have executed this Agreement, and MedScan and the Company have initialed every preceding page hereof, as of the dates respectively indicated below.

ISO-BLOCK PRODUCTS(USA),INC.  MEDSCAN
TECHNOLOGIES,INC.




By...........................................

By...........................................


Egin Bresnig, President                 Don L. Knight, President





(SEAL)                                                (SEAL)




                                                            Page 18


                 SHAREHOLDERS' SIGNATURE PAGE
            to Agreement and Plan of Reorganization
  among Iso Block Products (USA) Inc., MedScan Technologies, Inc.
     and certain shareholders of MedScan Technologies, Inc.



TERRY POOLE and ROSE POOLE, JTWROS

ROY T. POOLE and FAY L. POOLE, JTWROS



By................................................

By.................................................


William G. Newhouse III,             William G. Newhouse III,
Attorney-in-Fact                     Attorney-in-Fact


DEWAYNE GREEN        AMERICAN BUSINESS ALLIANCE INC.


By..................................................

By..................................................

William G. Newhouse III,             William G. Newhouse III,
Attorney-in-Fact                     Attorney-in-Fact


DONALD E. DICKSON    BLACK DENIM ENTERTAINMENT CORP.



By..................................................

By..................................................


William G. Newhouse III     Don L. Knight, President
Attorney-in-Fact


WILLIAM G. NEWHOUSE III  SHALOM ENERGY PARTNERS LTD.


By..................................................

By..................................................


Signature                    William G. Newhouse III
                             Attorney-in-Fact

NEWPORT INVESTMENT TRUST



By..................................................

William G. Newhouse III
Attorney-in-Fact




            ISO BLOCK Schedules:

            None



[Schedule 2.2]


        AGREEMENT AND PLAN OF REORGANIZATION

MedScan Schedule:   No. 2.2


SHAREHOLDER NAME                       SHARES      ISO SHARES

Shalom Energy Partners Ltd.              110        1,100,000
c/o 425 N. Meridian
Oklahoma City Ok 73107

Donald E. Dickson                         10          100,000
c/o 425 N. Meridian
Oklahoma City, OK 73107

Dewayne Green                             10          100,000
512 South 28th Court
Broken Arrow OK 74014

Wm. G. Newhouse                           49          490,000
Attorney at Law
425 N. Meridian
Oklahoma City OK 73107

Newport Investment Trust                 510        5,100,000
c/o 425 N. Meridian
Oklahoma City, OK 73107

Curtis H. Wilson                          49          490,000
1003 St. Andrews
Edmond OK 73013

Terry and Rose Poole, HWJTs               50          500,000
7504 Brookside Dr
Oklahoma City OK 73132

Roy T. and Fay L. Poole, HWJTs            15          150,000
13 Kernramble
Austin TX 78722-1938

American Business Alliance, Inc.          60          600,000
3893 E. Memorial Rd
Edmond OK 73013
                       TOTAL             863        8,630,000


There are no options of either preferred or common stock for any person or entity.




         CERTIFICATION OF SHAREHOLDER LIST

   I, Wm. G. Newhouse III, the duly elected Secretary of MedScan
Technologies, Inc., do hereby certify that the attached list of shareholders is true, accurate and complete as of July 20, 1999.

ATTEST:


(Seal)



Wm. G. Newhouse III
Secretary



[Schedule 4(d)]


        AGREEMENT AND PLAN OF REORGANIZATION

MedScan Schedule:   No. 4(d)

  There is no litigation pending involving MedScan
Technologies, Inc.




[Schedule 4(g)]


        AGREEMENT AND PLAN OF REORGANIZATION

MedScan Schedule:   No. 4(g)

      There are no material liabilites of MedScan
 Technologies, Inc. except those associated with the contract disclosed under Schedule 4(j).



[Schedule 4(i)]

        AGREEMENT AND PLAN OF REORGANIZATION

MedScan Schedule:   No.  4(i)

      MedScan Technologies, Inc. does not owe any taxes.



[Schedule 4(j)]


        AGREEMENT AND PLAN OF REORGANIZATION

MedScan Schedule:   No. 4(j)

      MedScan Technologies, Inc. has entered into the following described contracts which have a condition precedent of completion of this plan of reorganization. No rights or duties are imposed unless and until this plan is implemented:

a)    Acquisition of Star Insurance Company;

b)    Acquisition of American Capital Corporation;

c) Contract to purchase up to 8 million shares of the common stock of International Digital Corporation (NASDAQBB symbol:IDIG). This will result in MedScan becoming the controlling stockholder;

d) Other discussions have been had involving various entities and assets, however no contracts have been signed.




[Schedule 4(k)]

          AGREEMENT AND PLAN OF REORGANIZATION

MedScan Schedule:    No. 4(k)

     MedScan Technologies, Inc. has an affiliated relationship with Interactive Video Programming, Inc.
consisting primarily of a marketing agreement, subject to, as a condition precedent, the completion of this plan of reorganization.




[Schedule 4(o)]

       AGREEMENT AND PLAN OF REORGANIZATION

MedScan Schedule:    No. 4(o)

   MedScan Technologies, Inc. has no insurance policies in effect.



[Schedule 4(r)]

        AGREEMENT AND PLAN OF REORGANIZATION

MedScan Schedule:    No. 4(r)

   MedScan Technologies, Inc. has reserved the following websites in its name:

BankGibraltar.Com

BlackDenim.Com

MedScan.Com

Countrythology.Com

Countrydivas.Com




[Exhibit B]

       STOCK PURCHASE AND EXCHANGE AGREEMENT

 This Agreement dated as of June 7, 1999, by and between Medscan Technologies, Inc., an Oklahoma corporation, 425 North Meridian, Oklahoma City, Oklahoma 73107 (AMedscan@), and
Consorcio de Seguros Caribe, S.A., a Costa Rican Corporation, Calle 24 y Avenida 8, Building Eli Office # 7, San Jose Costa Rica (ACSC@);

Whereas, Medscan has entered into an agreement dated February 25, 1999, with ISO Block Products USA, Inc., (AISOB@) a publicly trading company whose stock is listed on the Nasdaq
Bulletin Board under the symbol ISOB, for the merger of Medscan and ISOB and the control ISOB shares, with said Agreement to be consummated forthwith, (Exhibit A) and;

 Whereas, Medscan is desirous of contracting for the acquisition of Star Insurance Company, Ltd., together with its assets and liabilities, in order to facilitate the imminent merger of Medscan with ISOB, in such a manner that Star Insurance Company, Ltd., a insurance company licensed and domiciled in St. Kitts, British
West Indies, (Astar@) shall become a wholly owned subsidiary of ISOB, and;

 Whereas, CSC is the owner of 100% of the stock of Star Insurance
Company, Ltd., is also desirous of entering into this Agreement to sell all of the issued and outstanding Common Stock of Star;

 NOW THEREFORE, in consideration of the premises and the terms and covenants herein, the parties agree as follows:

SECTION I.         TERMS OF THE AGREEMENT :

 1.1 Exchange of Shares On the Closing Date, as defined hereafter, CSC agrees to exchange and MedScan agrees to purchase and exchange One Hundred Percent of the issued and outstanding Common Stock of Star, which issued and outstanding stock shall be valued for purposes of this transaction at $2,000,000.00 USD, for the number of shares Common Stock of ISOB. Included with STAR at the closing shall be $125,000,000 value of Class A Preferred Stock of Star, and this stock is secured by assets valued at $125,000,000 in Star and shall remain thereto as Class A Preferred Stock of Star secured by those same assets.

 1.2. Redemption Preferred stock of Star On or as soon as practicable after the Closing Date, Star agrees to redeem all of its Class B Preferred Stock valued at $100 million, and a portion of its Class A Preferred Stock, valued at $125 million, leaving a balance of $125 million in assets (secured by Class A Preferred Stock) on its balance sheet.

 1.3 Consideration Star Common Stock As consideration for the exchange of 100% of the Common stock shares of Star, MedScan shall deliver to CSC at the Closing, except as otherwise provided:

 (1) One million shares of the restricted common stock of ISOB, which sshall be subject to Rule 144, and

 (2) One Million U.S. Dollars, paid to CSC, which amount shall be paid in cash at the rate of 10 % of the cash received by ISOB through any of the following sources or methods: Public or Private Placement Offerings or Premiums generated for Star.

 1.4 Delivery of Shares; Possible Adjustment On the Closing Date, the Share holder will deliver to MedScan the Certificates representing the STAR Shares to be exchanged pursuant hereto, duly endorsed (or with executed stock powers) so as to make Medscan the sole owner thereof. Simultaneously, Medscan will deliver separate certificates representing the shares to CSC as provided for herein. The number of shares of Stock to be issued to CSC shall be subject to adjustment based on the following conditions. Beginning with 90 days from the date hereof, the 1,000,000 in ISOB stock being issued shall not be traded (in the market NASDAQ) at less than $10.00. if the ATrading Price@ of the Common Stock of Medscan (measured and determined by the average closing bid price of the Common Stock for the ten (10) trading days preceding the conclusion of the aforementioned 90-day period) shall be less than $10.00 per share, then the aggregate number of Shares to be issued to CSC pursuant to this Agreement shall be increased so that the total value of the number of shares times the trading price shall equal $1,000,000 USD. The issuance of any additional
Shares shall be accomplished as expeditiously as legally possible. Failure to deliver the additional shares shall result in Aunwinding of the transaction@, and return to each of the respective parties their initial shares of the respective stock.

 1.5 Dividends on Star Preferred Stock Class A Shares As further additional consideration, MedScan (shall cause ISOB to pay), 1% (of face Preferred Shares) per annum dividend payments, to be paid in monthly installments, the first installment beginning 90 days following the execution of this agreement as follows, on the monthly dividends of the $125 Million Preferred Stock Class:

 1. Distribution of proceed equal to 1/4 of the working interest in the first seven gas and oil wells of Robert Thorpe which become part of the asset base of ISOB, which shall be paid on a monthly basis, unless otherwise directed by an authorized agent of STAR, which shall begin not later than 90 days from the Closing Date.
 The payment of 3 the working interest must equal at the minimum 1% of the value of the preferred stock which is $1,250,000 USD annually of $104,167 monthly.

  Should 3 of the working interest in the first seven gas and oil wells not meet the minimum of 1% value of Preferred Stock annual dividend, (prorated and paid/due monthly at $104,167 per month), the Preferred Stock Class A Shareholders are to receive from MedScan the shortfall (following the first 90 days) as a cash payment (check, cashiers check or wire transfer) commending on the 91st day.

1.   Dividend on Preferred Shares Class A shall be paid
following the first 90 days and   calculated monthly:  ISOB Common
Stock which shall be payable as follows: 90 days after the Closing Date calculated shall be dividends due for the first 90 days, and each 30 day period thereafter calculated Adollar for dollar@ dividends on Preferred Shares Class A are to be paid, such that the amount of $104,167 monthly is paid.

A.

1. In addition, as first year dividend on Preferred Stock Class A, MedScan shall pay to CSC (the Preferred Stock Class A
Shareholder) 2% of the face value of the Preferred Stock in shares of ISOB Common Stock (subject to Rule 144) and such ISOB common Stock shall be calculated at Amarket@ for each monthly installment on the 2% face value stock dividend shall be calculated and paid each 90 day period commencing 90 days after the inception of this agreement. The price attributed to the Common Stock for the $2,500,000 dividend shall be calculated based on at the rate of one fourth of two percent of the unredeemed and unconverted balance of the value of the investment of CSC in Common Stock of ISOB from authorized but unissued shares at the current market price, at the closing price for a 4 week average for such shares, which shall be delivered as soon as practicable after the close of each such 90 day period.

 1.6 Retention of IDIG shares as asset of Star Star shall retain within the entity AStar@ the rights to 3.8 million shares of International Digital Holdings, Inc., (AIDIG@) which is subject to a dispute. In the event the dispute is resolved in favor of Star, such shares will be sold by agreement between CSC and ISOB within a reasonable period of time and 50% of the consideration for such sale shall be paid to CSC.

 1.7. Closing Date The Closing Date shall be a date mutually agreed upon, which shall not be later than June 20, 1999. The Closing shall mean the transaction that closes on the Closing Date.


SECTION 2. REPRESENTATIONS AND WARRANTIES RE:
STAR

 STAR and CSC jointly and severally represent and warrant to MedScan as follows:

 2.1. Organization and Good Standing: Ownership of Shares.
STAR is a corporation duly organized, validly existing and in good standing under the laws of St. Christopher and Nevis, British West Indies, and is entitled to own or lease its properties and to carry on its business as and in the place where such properties are nowowned, leased or operated. Star is a Corporation duly organized, validly existing and in good standing under the laws of St. Christopher and Nevis, British West Indies, and is entitled to own or lease its properties and to carry its business as and in the places where such properties are now owned, leased, or operated. STAR and CSC are each duly licensed or qualified and in good standing as a foreign corporations where the character of the properties owned by them or the nature of the business transacted by them make such licenses or qualifications necessary. STAR has wholly owned subsidiary, Capitales Tres de America, S.A. which is a Costa Rican company in good standing. Capitales Tres holds the claims reserve accounts of STAR and also the custody account which contains the assets securer by the Preferred Stock Class A. There are no outstanding subscriptions, rights, options, warrants or other agreement obligation STAR to issue, sell or transfer any stock or other securities of STAR. 2.2 Outstanding Capitalization. As of the date hereof, the capitalization of STAR is as follows:
Shares Authorized

Common Stock                         1,000
Preferred Shares Class A       250,000,000
Preferred Shares Class C       100,000,000

Shares Issued:
Common Stock                         1,000
Preferred Shares Class A       250,000,000
Secured Value:
$250,000,000
Preferred Shares Class A       100,000,000
Secured Value:                $100,000,000

Note, as of the execution the agreement preferred shareholders Preferred Class B shall redeemed their shares for the secured value assets and Preferred Class A shareholders will redeem the shares and receive reissue for value $125,000,000; the associated secured value assets for Preferred Class A shareholders will be returned in the partial redemption

 2.2 Ownership of Shares CSC is the owner of record and beneficially of all of the shares of the capital stock of STAR free and clear of all rights, claims, liens and ncumbrances, and which shares have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

 2.3 Articles of Incorporation and By-Laws The copy of the Articles of Incorporation or Certificate of Incorporation and By-Laws of STAR and any amendments to each, which have been delivered to medscan are true, correct and complete. The minute book of STAR contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors and shareholders, to the extent that they are available, since its date of incorporation and accurately reflects all transactions referred to therein.

 2.4 Financial Statements, Books and Records Schedule A consists of the audited consolidated financial statements of STAR as of June 30, 1998. The Financial Statements fairly represent the financial position of STAR as at such dates and the consolidated results of its operations for the periods then ended. The Financial Statements were audited by Willy Castro Escallante of Costa Rica. The audited statements may not be used by Medscan, because as of the date of this agreement, the assets are decreased from $350,000,000 (associated with valued $350,000,000 of preferred stock, to the amount of $125,000,000 which is associated with $125,000,000 of preferred stock. In addition, the issues of contingent liabilities are assumed with the sale of STAR stock consisting of potential for claims payment, legal expenses for denial of claims and possible litigation and legal expenses associated with collection of collateral from the underlying Applicant, all arising from the reinsurance contact with Global Insurance company Limited.

 2.5 No Material Adverse Changes Except as set forth in Section 2.4, and as disclosed in the audited financial statements, since December 31, 1998, there has not been:

  (i)any material adverse change in the assets, operations, condition (financial or otherwise or prospective business of STAR;

  (ii) any incurrence by STAR of any indebtedness for borrowed
money;   (iii) any loan or advance by STAR to any of its
shareholders, officers, directors, employees, consultants, agents or other representatives (others than travel advances made int he ordinary course of business) or any other loan or advance otherwise than in the ordinary course of business;

  (iv) any damage, destruction or loss materially affection the assets, prospective business, operations or condition (financial or otherwise) of STAR,  whether or not covered by insurance;

  (v) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of capital stock or STAR; (vi) any sale of an asset (other than in the ordinary course of business or otherwise approved by Medscan) or any mortgage or pledge by STAR of any properties or assets;

  (vii)
adoption of any pension, profit sharing, retirement, stock bonus, stock iption or similar plan or arrangement;

  (viii) any payment or commitment to pay any severance or termination pay to any of the officers, directors, employees, consultants, agents, or other representatives of STAR;

  (ix) termination or failure to renew, or receipt of any threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement; or

  (x) except in the ordinary course of business, any ocntract, agreement or transaction consummated.

 2.9 Actions and Proceedings. Known to STAR at this time is $1,751,449.08 of potential claims against the reinsurance contract with Global Insurance Company Limited and STAR. These claims arise from promissary notes allegedly guaranteed by Global, and then reinsurance by STAR. Issues have arisen related to the applicability of reinsurance despite the fact that reinsurance revenue was collected and may of the guarantees were reported on reinsurance Bordereaux. In addition to these claims known to STAR there is a potential of other claims arising from the same reinsurance contract with Global which could result in up to $23,000,000 USD, or the total of the Bordereaux submitted by Global to STAR, as a result of heretofore unknown problems and issues surrounding the underlying companies which Global had issued or allegedly issued guarantees of corporate notes.

The claims known and unknown, noticed and not yet noticed, at worst could result n full depletion of the claims reserve as well as use of the collateral placed to secure the guarantees (in the case of IDIG stock described below), and at best could involve litigation defense by STAR. STAR will litigate any claim notice as there are issues arising from the claims which deal with both i) presentment of fraudulent guarantees for payment (inappropriate guarantee format alleged to be from Global Insurance, and also forged signature of Global Insurance personnel, and ii) failure of Global Insurance to follow required underwriting guidelines including but not limited to the failure to issue agreements of indemnity and collateral and the failure to secure collateral which has value equal to or greater than the guaranteed sum, and the securing of that collateral in such a manner and through legal counsel wherein the collateral may be executed/sold on any call against the guarantee.

It is the position of STAR that any guarantee presented under the Globalreinsuance contact which is fraudulent or which the underwriting and receipt of collateral and indemnity has not benn recived, be denied. STAR may be required to defend this position in one or many legal proceedings, and as such the claims reserve fund shall be utilized for this purpose.

 2.10 Collateral Received by STAR there has been received by STAR from underlying company of World Vision, certain stock of IDIG as collateral to guarantee payment of reinsurance of World Vision promissory notes and also as supply of claims reserve collateral. This stock is the only collateral that STAR has ascertained has been received via Global STAR has demanded arbitration inorder to legally cause the collateral provided by World Vision to be re-issued under the name STAR and such that the stock can be liquidated for claims payment.

In the meantime, Star legal counsel has informed the IDIG transfer agent of the possession of the shares, the IDIG shares are in a custody account with the attorney, and that legal action is proceeding to obtain full legal title to that stock. Should STAR prevail in this aciton, the stock of IDIG could be used to both pay legal defense with respect to denialof liability for fraudulently issued guarantee, and/or liquidate said IDIG stock to pay for legitimate claims vis a vis the World Vision promissory notes.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF
MEDSCAN

 Medscan hereby represents and warrants to CSC as follows:

 3.1. Organization and Good Standing. MedScan is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is entitled to own or lease its properties aned to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. Medscan is duly licensed or qualified and in good standing as a foreign corporation where the character of the properties owned by Medscan or the nature of the business transacted by it make such license or qualification necessary. At or about the date of closing, STAR shall have received certificate of good standing the effect that Medscan is in good standing under the laws its jurisdiction of incorporation.

 3.2 Outstanding Capitalization. As of the date hereof, the capitalization of the Medscan is as follows:

Shares Authorized
                     Common Stock                   50,000,000
                     Preferred Shares Class A       25,000,000
                     Preferred Shares Class C       10,000,000

Shares Issued:
                     Common Stock                    3,900,000
                     Preferred Shares Class A           None
                     Preferred Shares Class C           None

 3.3 Party to Agreement MedScan warrants and represents that it is a party to an agreement with ISOB which is valid and enforceable, with all consideration form MedScan having been fully paid which will result, upon closing of such agreement, in MedScan holding a supermajority of ISOB

 3.4 Trading Price MedScan warrants and represents that on the Application Date, that the trading price of the Common Stock shall be not less than the minimum required amount for trading on the NASDAQ National Market system and that a significant percentage of the remaining Common Stock is held by insider and subject to restrictions on affiliate trading rules.

 3.5 Articles of Incorporation and By-Laws. The copy of the Certificate of Incorporation and By-Laws of Medscan and any amendments to each, which have been delivered to STAR are true, correct and complete. The minute book of Medscan contains true and complete records of all meetings and consents in lieu of meetings of its Board of Directors and Stockholders since its date of incorporation and accurately reflect all transactions referred to herein.

 3.6 Financial Statements; Books and Records. Schedule 2 consists of the unaudited financial statements of Medscan as of _________________. The Financial Statements fairly represent the financial position of Medscan as at such dates and the results of its operations for the period then ended. The financial Statements were prepared in accordance with generally accepted accounting principals applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other records of Medscan, financial or otherwise, are in all material respects complete and correct and are maintained in accordance with good business and accounting practices.

 3.7 No Material Adverse Changes Except as set forth on Schedule
3, since the date of the financial statement there has not been:

 (i)any material adverse change in the assets, operations, condition (financial or otherwise or prospective business of Medscan;

 (ii) any incurrence by Medscan of any indebtedness for borrowed money;

  (iii) any loan or advance by Medscan to any of its shareholders, officers, directors, employees, consultants, agents or other representatives (others than travel advances made int he ordinary course of business) or any other loan or advance otherwise than in the ordinary course of business;

  (iv) any damage, destruction or loss materially affection the assets, prospective business, operations or condition (financial or otherwise) of  Medscan, whether or not covered by insurance;

  (v) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of capital stock or Medscan;

(vi) any sale of an asset (other than in the ordinary course of business or otherwise approved by Medscan) or any mortgage or pledge by Medscan of any properties or assets;

  (vii) adoption of any pension, profit sharing, retirement, stock bonus, stock iption or similar plan or arrangement;
  (viii) any payment or commitment to pay any severance or termination pay to any of the officers, directors, employees, consultants, agents, or other representatives of Medscan;

  (ix) termination or failure to renew, or receipt of any threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement; or

  (x) except in the ordinary course of business, any contract, agreement or transaction consummated.

 3.8 Actions and Proceedings. Except as set forth in Schedule attached if applicable, or in the financial Statements or in any Periodic Reports filed with the Securities and Exchange
Commission (the ACommission@) there is no outstanding order, judgment order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Medscan. In addition, except as set forth, there is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or, to the best knowledge of Medscan, threatened against or involving Medscan or properties or assets of Medscan. None of the actions suits, claims, proceedings or investigations set forth in
Schedule 3.9, the financial Statements or Periodic Reports, individually or together with any other, will have a material adverse effect on the assets, properties, business operations, or condition (financial or otherwise) of Medscan or will result in any order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal that is not adequately reserved against. Except as set forth in Schedule attached if applicable, there is no fact, event or circumstances known to Medscan that may give rise to any suit, action, claim, investigation or proceeding that would be required to be set forth, if currently pending or threatened. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or, to the best knowledge of Medscan, threatened that would give rise to any right of indemnification on the part of any director or officer of Medscan or the heirs, executors or administrators of such or officer against Medscan.

 3.9 Operations of Medscan. Except as set forth is Schedule attached if applicable, the Financial Statements or Periodic Reports or reflected in this Agreement, since December
31, 1998 Medscan has not:

 (i) amended its Certificate of Incorporation or By-Laws or merged with or into or consolidated with any other person, subdivided or in any reclassified any shares of its capital stock Or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

 (ii) declared or paid nay dividend or declared or mad any distribution of any kind to it stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock; or

 (iii) Suffered or incurred any damage, destruction or loss
(whether or not covered by insurance) materially affecting the assets, properties, business, operations or condition (financial or otherwise) or Medscan.

 3.10 Delivery of Periodic Reports: Compliance with 1934 Act.
Medscan will provide to STAR and CSC access to all of its Periodic Reports filed with the Securities and Exchange Commission.
Medscan warrants it has/will file timely all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934 as a result of having been registered under Section 12 (g) of that Act., All reports filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to Medscan are included in the Period Reports.

 3.11 The Securities. The Securities to be issued to CSC have been duly authorized by all necessary corporate and any stockholder actions (except for the conversion into or exercise for Common Stock of the Company) and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

SECTION 4.  COVENANTS OF STAR AND SHAREHOLDER

 STAR and CSC covenant to Medscan as follows:

 4.1 Conduct of Business. From the date hereof through the Closing Date, CSC and STAR shall cause STAR to conduct its business in the ordinary course and, without the prior written consent of Medscan, shall ensure that STAR does not undertake any of the actions specified as excluded actions as delineated herein.

 4.2 Preservation of Business. From the date hereof through the Closing Date, CSC and STAR shall cause STAR to use its best efforts to preserve its business organization intact, keep available the service of its present employees, consultants and agents, maintain its present supplier and customers and preserve its goodwill.

 4.3 Litigation. STAR and CSC shall promptly notify Medscan of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against STAR or against any officer, director, employee, consultant, agent, shareholder or other representative with respect to the affairs of STAR.

 4.4 Tangible Net Worth. At the Closing Date, STAR shall have a tangible net worth of not lest than $125,000,000 subject to reasonable procedures for confirmation as agreed to by STAR and Medscan. Such net worth is based upon the inclusion of assets secured by Preferred Stock
Class A, which can be redeemed by the Preferred Shareholders under certain conditions as delineated in this agreement.

 4.5 Continued Effectiveness of Representation And Warranties.
From the date hereof through the Closing Date, CSC and STAR shall cause STAR to conduct its business in such a manner so that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing
Date, and shall:

  (i) Promptly give notice to Medscan or any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

  (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

 4.6 Conditions Precedent to CSC Obligations:   CSC=s obligations
to perform and complete the transactions provided for under this agreement shall be subject to Buyer performing, on or before the closing date, all acts required of Medscan and shall be further subject to the material accuracy of the representations and warranties of Medscan contained in this agreement.

SECTION 5.  COVENANTS OF MEDSCAN

 Medscan covenants to STAR and CSC as follows:

 5.1 Conduct of Business. From the date hereof through the Closing Date, Medscan shall conduct its business in the ordinary course and, without the prior written consent of STAR, shall ensure that Medscan does not undertake any of the actions specified herein.

 5.2 Preservation of Business. From the date hereof through the Closing Date, Medscan shall conduct its business organization intact, use its best efforts to keep available the services of its present employees, consultants and agents and preserve Medscan=s goodwill.

 5.3 Litigation. Medscan shall promptly notify STAR of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against Medscan or against any officer, director, employee, consultant, agent or stockholder with respect to the affairs of Medscan.

 5.4 Continued Effectiveness of Representations and Warranties.
From the date hereof through the Closing Date, Medscan shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

 (i) Promptly give notice to STAR of any event, condition or circumstance occurring from the date hereof through the Closing
Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

 (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

 5.5 Capitalization. As soon as practable, but in any event not more than 90 days from the date of Closing, Medscan will file any and all required statements and information to become listed with
NASDAQ and shall be listed with NADSAQ by no later than 90
days from the date of closing.   Following approval, Medscan shall
file all required statements and information to offer its stock to the public. Should Medscan fail to obtain NASDAQ listing in 90 days then CSC shall have the right to rescind this Agreement on the 31st day or 91st day respectively.

 5.6 Conditions Precedent to Medscan=s Obligations. Medscan=s obligation to perform and complete the transactions provided for in this agreement shall be subject to CSC performing, on or before the closing date, all acts required of them, and shall be further subject to the material accuracy and correctness of the representations and warranties of CSC/Star contained in this agreement, and the further conditions that Star shall furnish, on the closing date or prior thereto, a copy of the Audit for Star Insurance Company, Ltd., for the most recent fiscal operating period together with a written confirmation from the Managing Director that there have been no material changes from the effective date of the Audit until the closing of this transaction.

SECTION 6.0     INDEMNIFICATION

 6.1 Indemnity of CSC/Star to Medscan CSC shall indemnify
Medscan against any and all loss, liability and/or expense, including attorney=s fees, resulting from or arising from any taxes levied, imposed or assessed by any governmental authority, with respect to the operations and income of STAR for all periods prior to the closing date. Sellers shall be and are hereby granted full power and authority to take any and all action with respect to proceedings relating to such taxes, including the right to settle, compromise and dispose of the proceedings in the name of STAR. Sellers shall be entitled to the benefit of any refunds and credits for taxes for those periods. In no event shall Sellers be obligated under this provision to indemnify anyone in any amount, or a total cumulative amount, in excess of the total value of the stock sold or exchanged under this agreement. Further, this indemnification provision shall be null and void and inoperative
3 years after the closing date, and CSC= obligation under this provision shall then terminate. If the transaction is unwound, then the indemnity section is void.

 6.2 Reserve Indemnification CSC shall indemnify Buyer and STAR against any and all loss, liability and expense, including attorney fees, resulting from or arising out of any inaccuracies or reductions in the insurance reserves of STAR as shown on the balance sheet with respect to all periods prior to the closing date, Amount indemnified is the difference from the stated amount o the balance sheet an actual reserve, if less than this state amount. Further, this indemnification provision shall be null and void and inoperative 3 years after the closing date

SECTION 7.0 CONTINUATION OF BUSINESS

 7.1 Continuation of Operations During the period from the date of this Agreement until the closing date, Sellers will continue to conduct the business and operations of STAR in the same manner as they have been conducted previously, and shall maintain its books of accounts in accordance with generally accepted accounting principles consistently applied and in a manner that fairly and generally reflect its income, expenses, and liabilities. During that period, unless Buyer shall have given its written consent thereto, STAR will not, and sellers will not cause STAR to, do any of the following:

  A. Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business.

  B. Incur any indebtedness for borrowed money, make any loans or advances to any individual, firm or corporation, or assume, guarantee, endorse or otherwise become responsible for the obligations of any other party.

  C. Subject any of its assets to a mortgage, pledge or lien, except encumbrances previously incurred in the ordinary and usual course of its business.

  D. Make any investment of a capital nature, or enter into any long term commitments or contracts.

  E. Modify, amend, cancel or terminate any existing agreements, including reinsurance agreements.

 7.2 Operation of STAR. Following the date of closing, the business of STAR will commence in the area of writing all approved classes of insurance and reinsurance, and developing insurance products for international use. Medscan may initiate on behalf of STAR applicable procedures to become an Aadmitted@ insurance carrier in the United States in order to sell and market its insurance products. Insurance shall not be marketed until such time as STAR has been admitted with full authority in any state in which the product
is to be sold.   It is not a requirement for Medscan to commence
procedures for STAR to become admitted in the United states, however no business may be solicited in the United
States unless admittance in the states of solicitation is approved. Only direct written insurance, wherein all parties are aware that STAR is not an admitted carrier, and under which contracts clearly state that STAR is not admitted and containing provisions to eliminate punitive charges to STAR for nor being admitted and with the clear wording that this is sold Adirect procurement, under contract and not insurance law@ (or verbiage so similar) may be utilized.

 For a period of not less than one (1) year and five business days from the date of closing, Medscan undertakes and agrees to the following terms and conditions relevant to the operations of STAR:

 (i) The assets of STAR shall be retained as distinct separate assets within STAR, and STAR shall maintain its corporate existence separate and apart from the operations of Medsscan;

(ii) The assets of STAR may not be sold, encumbered, or otherwise pledged by Medscan, this includes the secured Preferred stock assets and also the claims reserve accounts of STAR.

(iii) Medscan and its representatives shall have access to all records, data and personnel of STAR and its affiliated entities for purposes of ascertaining and verifying information of STAR in order to permit
Medscan to fulfill its fiduciary responsibilities to its stockholders and its regulatory obligations under the federal securities laws and for any audit;

(iv) IT is agreed that the management of STAR will continue under a management agreemtn with CSC in the fist year from the closing of this agreeement.

(v) It is agreed between STAR and Medscan that appropriate
A claims reserve accounts@ will be established in proportion to the total A Gross Written Premium@ that is in accordance with non-US Insurance Guidelines/Regulations regarding such A Claims Reserve Accounts.@ Such account shall be under the join custody and control of STAR and Medscan, subject to A normal to the industry@ Investments of Premium, claims handling and payment, assets and cash management and similar criteria. Medscan shall be entitled to an annual share of the profits earned by STAR and shall be paid in a manner and form to be mutually agreed upon by STAR and Medscan. Medscan and its representatives shall have access to all information data and documentation in support thereof.

 7.3 Election of Directors For a period of one year from the date of closing, CSC shall have the right to designate as two directors of STAR and Medscan shall designate one individual as director of STAR.

SECTION 8. STAR CLASS AA@ PREFERRED
STOCK*REDEMPTION/TERMINATION

 8.1 Redemption Right ISOB, through Star. is hereby granted the right to redeem the Class A Preferred Shares by returning the $125,000,000 of assets to the Preferred shareholder at anyh time after a period of 12 months from the date of execution of this Agreement. Should ISOB fail to meet the Class A Preferred Share dividend payment as per I above, then the Preferred Shareholder may demand redemption of the Preferred Shares Class
A for the assets without possibility of continuation. If the dividend payments are met timely and in full then ISOB (and Star) may elect to continue the arrangement, as renewable for the subsequent year.

 8.2 Terms of Redemption of Star Class A Preferred Stock   If
Medscan elects to redeem some or all of the Class A Preferred
Stock, it shall notify the CSC of the Redemption Date and the number of Class A Preferred Stock to be redeemed.

 MedScan shall notify the Trustee of any redemption, at least 10 days (or such shorter period as shall be satisfactory to CSC) before the Redemption Date Such notice shall include a statement that the redemption will comply with the provisions of this Agreement and applicable law.

 8.3 Notice of Redemption Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 30 days prior to the Redemption Date, to CSC, at the address of such Holder appearing in the Security register maintained by the Registrar. Notice of redemption shall State:

 (a) the Redemption Date;
 (b) the number of shares to be redeemed
 (C) that Class A Preferred Stock called for redemption must be surrendered to the Paying Agent to receive return of equal value of the secured assets, which were initially contributed for the Class A Preferred Stock.

 Notice of the redemption of Class A Preferred Stock to be redeemed is at the election of Mdscan shall be given by Medscan or, at Medscan=s written request, and is only possible if the Class A Preferred Stock dividends are currently paid.
Otherwise, it is the sole option of the preferred Stock shareholders to demand redemption and receive return of equal value of the secured assets, which were initially contributed for the Class A Preferred Stock.

 8.4 Effect of Notice of Redemption Once notice of redemption is mailed, Class A Preferred Stock called for redemption become due and payable on the Redemption Date by return of the secured assets. Upon release to the Preferred shareholder of assets held in custody account, the Preferred Class A shares shall be canceled.

 8.5 Termination of Preferred Stock * demand for Redemption If
Medscan fails to pay any preferred stock dividend payment following the initial 90 days following the execution of this agreement, then the Preferred shareholders may notice to Medscan to the address delineated herein, their demand to redeem the Preferred shares and return for the secured assets. Th Preferred shareholder may sen notice to trustee holding assets in custody account seeking return of the assets to the preferred shareholder and on notice of that trustee to Medscan, the preferred shares shall be canceled, weather or not such Class A
Preferred Stock are presented for redemption.

 SECTION 9.0  EXPENSES OF SALE / BROKERAGE FEES
 IX.   EXPENSES OF SALE / BROKERAGE FEES
 9.1 Both parties shall bear its or his own legal and accounting fees and any other costs or expenses relating to the sale under this agreement. The parties warrant that they each represent that neither of them has employed any broker or entered in to any agreement for the payment of any fees or reimburse any expenses related to this transaction.

SECTION 10.0 GUARANTEES AND CONDITIONS
SUBSEQUENT TO CLOSING

 10.1 Medscan represents and warrants that subsequent to the Closing of this transaction:

 1.  ISOB shall have applied for listing on the NASDAQ National
Market System within 90 days after the Closing Date (the
AApplication Date@).

 2. The trading price of the common stock of ISOB shall be at $%10 per share on the date the application is made and shall trade at or above an average closing price of $10 per share for 30 days after the Application Date, during the 180 days following the Application Date.

 3. Oil and gas assets and reserves having a fair market value of not less than $100 million shall be contributed to ISOB within 90 days following the Closing Date and prior to the Application Date.

 4. MedScan shall cause ISOB to guarantee to CSC the payment of each monthly working payments as provided in the additional consideration under Paragraph I.C.1. Of this Agreement within 5 days after written notice from CSC to ISOB that any such payment has not been made.

 5. In the event that ISBO materially defaults in its covenants hereunder and CSC elects to declare this agreement in default, then CSC shall have a right to retain, as liquidated damages and not as a penalty, on half of the 1/4 working interest of the oil and gas wells described at Section 1.5, not withstanding whatever other transactions shall occur, provided, however, that CSC shall not withdraw from the transaction herein until 12 months, unless for cause as delineated herein.

 6. In the event that ISOB makes any attempt to operate STAR by issuing guarantees, commitments, or ordering to the Directors of STAR to so issue guarantees or commitments or insurance of any kind that has not been approved through the standard practice, or that nay bond, guarantee, commitment or insurance has been issued by anyone other than that approved at the administrative office of STAR, the CSC may demand that transaction be unwound and stock of STAR returned to each of the parties. In additional should ISOB create any press release or notice of information to the contrary of the facts of operation of STAR than CSC may demand that transaction be unwound and stock returned. Such demand in either of these case\d to be made to the attorney holding the stock and to ISOB without appeal or protest and such stock returned within five business days following the demand.

SECTION 11.0 EXECUTION OF AGREEMENT

 11.1 Authority to Execute and Perform Agreements. STAR, CSC and Medscan have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of STAR, CSC and Medscan in accordance with its terms. The execution and deliver of this Agreement and the consummation of the transactions contemplated hereby and thereby and the performance by STAR and CSC of this Agreement, in accordance with its respective terms and conditions will not:

 (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person;

 (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment or decree applicable to any of the parties, instrument, contract or other agreement to which they are a party, or to which they are bound; or

 (iii) result in the creation of any lien or other encumbrance on the assets or properties of the parties.

SECTION 12.  CANCELLATION/UNWINDING OF
AGREEMENT

  This Agreement may be terminated prior to the Closing Date as follows:

  (i) at the election of Medscan, if any one or more of the conditions to the obligation re: CSC/STAR have not been fulfilled by the Closing Date or within the first 90 days;

  (ii) at the election of CSC, if any one or more of the material conditions to the obligation re: Medscan have not been fulfilled by the Closing Date or within the first year of operations.

  (iii) at the election of Medscan, if CSC/STAR has breached any material representations, warranty, covenant or agreement contained in this Agreement;

  (iv) at the election of CSC, if Medscan has breached any material representation, warranty, covenant or agreement contained in this
Agreement;

  (v) at the election of Medscan or CSC, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the Closing or any other transaction contemplated under this Agreement and either Medscan or STAR, as the case may be, reasonably and in good faith deem it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof; or

  (vi) at any time on or prior to the Closing Date, buy mutual written consent to Medscan and CSC.

  (vii) Following the Closing Date at the election of CSC if Medscan attempts to sell, hypothecate, mortgage, or convey the assets of STAR or STAR in any manner including any interference with the claims reserve accounts of STAR and/or collateral placed with STAR, for conversion of those account for any purpose not associated with claims litigation settlement or payment.

  (viii) Following the Closing Date at the election of CSC if Medscan issues any false or misleading press releases or statements regarding the business of STAR.

  (ix) Following the Closing Date if a mutually acceptable settlement agreement as provided for in this contract is not consummated.

 If this Agreement is terminated and the transactions contemplated hereby are not consummated as described herein, this Agreement shall become null and void and of no further force and effect. The stock of STAR shall be returned in full to CSC and the stock of Medscan shall be returned by CSC to Medscan.

SECTION 13.  CLOSING

 13.1 Time of Closing. The Closing shall take place simultaneously with the execution of this Agreement. In the event that at the time of the execution of this Agreement and Closing hereof, verification of the assets in accordance with the procedures established herein shall not have been complete to the reasonable satisfaction of Medscan and STAR, this Agreement, as executed, shall be signed but placed in escrow legal attorney of Medscan, stock of Medscan shall be held by that attorney in Trust and stock, of STAR shall be held by Attorney Alvaro Camacho in Trust, until all the terms are fulfilled at which time the agreement is to be considered
Aexecuted@ and this shall then be the closing date and the stock of STAR shall be turned to attorney or Medscan and the stock of Medscan shall be delivered to attorney Alvaro Camacho Brenes of the benefit of CSC.

 13.2 Stock holding period Stock shall be held by respective legal representatives until the passing of one year and five days from the closing, unless the agreement is terminated/unwound as per the above section, such that neither party can encumber, sell, hypothecate or further diminish the shares shell bye the other until such time as all aspects of the agreement are met in ful by all parties which is one full year from the closing/execute of this agreement.

 13.3 Holding of Stock in Trust Both parties, Being Medscan and CSC shall hold the stock of STAR and Medscan in legal trust for on year from the closing of this agreement. Such that should the agreement be unwound or canceled for any reason that said stock may be returned in full to the respective owner without diminishment in any capacity of that stock. Such attorney as appointed by CSC to hold the stock of Medscan is Alvaro Camacho. Such attorney as appointed by Medscan to hold the stock of STAR shall be Alvaro Camacho.

SECTION 14. MISCELLANEOUS

 14.1 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by Medscan or STAR at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

 14.2 Notices. Any notice or other communication required or which may given hereunder shall be in writing by a party or by an attorney to a party and shall be delivered personally, telegraphed, telexed, sent b y facsimile transmission or sent by certified, registered, or express mail, sent by facsimile transmission or if mailed, four (4) days after the date of mailing, as follows:

      Medscan Technologies, Inc.
      425 North Meridian
      Oklahoma City, Oklahoma 73107
      Attention: President

      Star Insurance Company, Limited
      Calle 24 y Ave 8 Efidcio Eli office #7
      San Jose Costa Rica Central America
      Attention: Managing Director

      Consorcio de Seguros de Caribe S.A.
      Calle 24 y Ave 8 Efidicio Eli office #6
      San Jose Costa Rica Central America
      Attention: Managing Director Miguel Golcher

 Any party may be notice given in accordance with this Section to the other parties designate another address or person for receipt of notice hereunder.

 14.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange of the Securities and the STAR Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

 14.4 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any part of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of nay other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in the Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

 14.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Costa Rica.

 14.6 Exhibits and Schedules.  The Exhibits and Schedules to this
Agreement are a part of this Agreement as if set forth in full herein.

 14.8 Headings. The headings in thsi Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

 14.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

 14.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

 IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

CONSORCIO de SEGUROS del CARIBE S.A.


By: _________________________________
Miguel Golcher, Managing Director

STAR INSURANCE COMPANY, LTD.

By: _________________________________
Hannia Aguilar, Director

MEDSCAN TECHNOLOGIES, INC.

By: _________________________________

                              ____________
     Title                       Witness



                     AGREEMENT

AGREEMENT
 AGREEMENT dated this ___ day of June, 1999, between Medscan
Technologies, Inc., an Oklahoma corporation, 425 North Meridian,
Oklahoma City, Oklahoma 73107 (AMedscan@), STAR INSURANCE
COMPANY, LTD., a St. Christopher of Nevus corporation (ASTAR@) and TICOCORP. S.A., a Costa Rica corporation (ATICO@).

 WHEREAS, Medscan has entered into an agreement with Consorcio de Seguros Polaris, S. A., a Costa Rica corporation,
(ACSC@) for the purchase on a stock for stock exchange agreement to acquire all of the outstanding and issued shares of Star;

 WHEREAS, in conjunction with the acquisition described in the foregoing paragraph it is agreed that MedScan will pay to TICO a commission for arranging the transaction between the parties.

 NOW THEREFORE, in consideration of the premises and the terms and covenants herein, the parties agree as follows:

 1. MedScan agrees, subject to the terms of this Agreement, and upon the Closing of the transaction between MedScan and and CSC, MedScan will pay TICO $500,000 in shares of ISOB common stock (valued at the opening price per share after the Closing of the transaction between MeScan and ISOB) and $500,000 US Dollars payable at ten percent of cash received by ISOB through any of the following sources or methods: Public or Private Placement Offerings.

 2. This Agreement is subject to the Closing of the transaction between MedScan and CSC.

 3. The payment under this Agreement is the full and sole consideration payable to TICO for all services rendered hereunder in connection with the above transaction.

 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above stated.

 STAR INSURANCE COMPANY, LTD.    MEDSCAN TECHNOLOGIES, INC.

By:__________________________
By:____________________________
 Title
 Title

 TICOCORP., S.A.

 By:__________________________


                                     ________
  Title                              Witness By


AGREEMENT










 VIII.  CONTINUATION OF BUSINESS
 VIII.  CONTINUATION OF BUSINESS



 During the period from the date of this Agreement until the closing date, Sellers will continue to conduct the business and operations of STAR in the same manner as they have been conducted previously, and shall maintain its books of accounts in accordance with generally accepted accounting principles consistently applied and in a manner that fairly and generally reflect its income, expenses, and liabilities. During that period, unless Buyer shall have given its written consent thereto, STAR will not, and sellers will not cause STAR to, do any of the following :


 1. Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business.


 1. Incur any indebtedness for borrowed money, make any loans or advances to any individual, firm or corporation, or assume, guarantee, endorse or otherwise become responsible for the obligations of any other party.

 1. Subject any of its assets to a mortgage, pledge or lien, except encumbrances previously incurred in the ordinary and usual course of its business.

 1. Make any investment of a capital nature, or enter into any long term commitments or contracts.

 1. Modify, amend, cancel or terminate any existing agreements, including reinsurance agreements.

 2.
 IX.   EXPENSES OF SALE / BROKERAGE FEES
 IX.   EXPENSES OF SALE / BROKERAGE FEES

 1. Buyer and seller shall bear its or his own legal and accounting fees and any other costs or expenses relating to the sale under this agreement.


 1. Buyer and seller each represent that neither of them has employed any broker or entered into any agreement for the payment of any fees or reimburse any expenses related to this transaction.

 2.
 3.    X.  GUARANTEES AND CONDITIONS SUBSEQUENT TO CLOSING
 4.
       A. MedScan represents and warrants that subsequent to the Closing of this transaction:

 1.  ISOB shall have applied for listing on the NASDAQ National
Market System within 90 days after the Closing Date (the AApplication
Date@).


 2. The trading price of the common stock of ISOB shall be at $10 per share on the date the application is made and shall trade at or above an average closing price of $10 per share for 30 days after the Application Date, during the 90 days following the Application
Date.


 3. Oil and gas assets and reserves having a fair market value of not less than $100 million shall be contributed to ISOB within 90 days following the Closing Date and prior to the Application Date.


 4. MedScan shall and shall cause ISOB to guarantee to CSC the payment of each monthly working payments as provided in the additional consideration under Paragraph I.C.1. of this Agreement within 5 days after written notice from CSC to ISOB that any such payment has not been made.



 5. In the event that ISOB materially defaults in its covenants hereunder and CSC elects to declare this agreement in default, then CSC shall have a right to retain, as liquidated damages and not as a penalty, one half of the 1/4 working interest of the oil and gas wells described in Paragraph I.C.1., notwithstanding whatever other transactions shall occur, provided, however, that CSC shall not have a right to withdraw from the transaction herein until 12 months or 24 months following the Closing Date.




Whereas, Medscan has entered into an agreement dated February 25, 1999, with ISO Block Products USA, Inc., (AISOB@) a publicly trading company whose stock is listed on the Nasdaq
Bulletin Board under the symbol ISOB, for the merger of Medscan and ISOB and the control ISOB shares, with said Agreement to be consummated forthwith, (Exhibit A) and;



 Whereas, Medscan is desirous of contracting for the acquisition of Star Insurance Company, Ltd., together with its assets and liabilities, in order to facilitate the imminent merger of Medscan with ISOB, in such a manner that Star Insurance Company, Ltd., a insurance company licensed and domiciled in St. Kitts, British West Indies, (Astar@) shall become a wholly owned subsidiary of ISOB, and;

 Whereas, CSC is the owner of 100% of the stock of Star Insurance Company, Ltd., is also desirous of entering into this Agreement to sell all of the issued and outstanding Common Stock of Star;
 NOW THEREFORE, in consideration of the premises and the terms and covenants herein, the parties agree as follows:

SECTION I.         TERMS OF THE AGREEMENT :



 1.1 Exchange of Shares On the Closing Date, as defined hereafter, CSC agrees to exchange and MedScan agrees to purchase and exchange One Hundred Percent of the issued and outstanding Common Stock of Star, which issued and outstanding stock shall be valued for purposes of this transaction at $2,000,000.00 USD, for the number of shares Common Stock of ISOB. Included with STAR at the closing shall be $125,000,000 value of Class A Preferred Stock of Star, and this stock is secured by assets valued at $125,000,000 in Star and shall remain thereto as Class A Preferred Stock of Star secured by those same assets.

 1.2. Redemption Preferred stock of Star On or as soon as practicable after the Closing Date, Star agrees to redeem all of its Class B Preferred Stock valued at $100 million, and a portion of its Class A Preferred Stock, valued at $125 million, leaving a balance of $125 million in assets (secured by Class A Preferred
Stock) on its balance sheet.

 1.3 Consideration Star Common Stock As consideration for the exchange of 100% of the Common stock shares of Star, MedScan shall deliver to CSC at the Closing, except as otherwise provided:

 (1) One million shares of the restricted common stock of ISOB, which sshall be subject to Rule 144, and

 (2) One Million U.S. Dollars, paid to CSC, which amount shall be paid in cash at the rate of 10 % of the cash received by ISOB through any of the following sources or methods: Public or Private Placement Offerings or Premiums generated for Star.







 1.4 Delivery of Shares; Possible Adjustment On the Closing Date, the Share holder will deliver to MedScan the Certificates representing the STAR Shares to be exchanged pursuant hereto, duly endorsed (or with executed stock powers) so as to make Medscan the sole owner thereof. Simultaneously, Medscan will deliver separate certificates representing the shares to CSC as provided for herein. The number of shares of Stock to be issued to CSC shall be subject to adjustment based on the following conditions. Beginning with 90 days from the date hereof, the 1,000,000 in ISOB stock being issued shall not be traded (in the market NASDAQ) at less than $10.00. if the ATrading Price@ of the Common Stock of Medscan (measured and determined by the average closing bid price of the Common Stock for the ten (10) trading days preceding the conclusion of the aforementioned 90-day period) shall be less than $10.00 per share, then the aggregate number of Shares to be issued to CSC pursuant to this Agreement shall be increased so that the total value of the number of shares times the trading price shall equal $1,000,000
USD. The issuance of any additional Shares shall be accomplished as expeditiously as legally possible. Failure to deliver the additional shares shall result in Aunwinding of the transaction@, and return to each of the respective parties their initial shares of the respective stock.

 1.5 Dividends on Star Preferred Stock Class A Shares As further additional consideration, MedScan (shall cause ISOB to pay), 1% (of face Preferred Shares) per annum dividend payments, to be paid in monthly installments, the first installment beginning 90 days following the execution of this agreement as follows, on the monthly dividends of the $125 Million Preferred Stock Class:
i0   Distribution of proceed equal to 1/4 of the working interest in the first seven gas and oil wells of Robert Thorpe which become part of the asset base of ISOB, which shall be paid on a monthly basis, unless otherwise directed by an authorized agent of STAR, which shall begin not later than 90 days from the Closing Date.
 The payment of 3 the working interest must equal at the minimum
1% of the value of the preferred stock which is $1,250,000 USD annually of $104,167 monthly.

      Should 3 of the working interest in the first seven gas and oil wells not meet the minimum of 1% value of Preferred Stock annual dividend, (prorated and paid/due monthly at $104,167 per month), the Preferred Stock Class A Shareholders are to receive from MedScan the shortfall (following the first 90 days) as a cash payment (check, cashiers check or wire transfer) commending on the 91st day.



i0   Dividend on Preferred Shares Class A shall be paid
following the first 90 days and   calculated monthly:  ISOB Common
Stock which shall be payable as follows: 90 days after the Closing Date calculated shall be dividends due for the first 90 days, and each 30 day period thereafter calculated Adollar for dollar@ dividends on Preferred Shares Class A are to be paid, such that the amount of $104,167 monthly is paid.

a. i.    In addition, as first year dividend on Preferred Stock Class
A, MedScan shall pay to CSC (the Preferred Stock Class A
Shareholder) 2% of the face value of the  Preferred Stock in shares of ISOB Common Stock (subject to Rule 144) and such
ISOB common Stock shall be calculated at Amarket@ for each
monthly installment on the 2% face value stock dividend shall be calculated and paid each 90 day period commencing 90 days after the inception of this agreement. The price attributed to the Common Stock for the $2,500,000 dividend shall be calculated based on at
the rate of one    fourth of two percent of the unredeemed and
unconverted balance of the value of the investment of CSC in Common Stock of ISOB from authorized but unissued shares at the current market price, at the closing price for a 4 week average for such shares, which shall be delivered as soon as practicable after the close of each such 90 day period.



 1.6 Retention of IDIG shares as asset of Star Star shall retain within the entity AStar@ the rights to 3.8 million shares of International Digital Holdings, Inc., (AIDIG@) which is subject to a dispute. In the event the dispute is resolved in favor of Star, such shares will be sold by agreement between CSC and ISOB within a reasonable period of time and 50% of the consideration for such sale shall be paid to CSC.

 1.7. Closing Date The Closing Date shall be a date mutually agreed upon, which shall not be later than June 20, 1999. The Closing shall mean the transaction that closes on the Closing Date.


SECTION 2. REPRESENTATIONS AND WARRANTIES RE: STAR
STAR and CSC jointly and severally represent and warrant to MedScan as follows:





 2.1. Organization and Good Standing: Ownership of Shares.
ISOB is hereby granted the right to redeem the Class A Preferred Shares by exchanging them for ISOB Common stock, fully voting, at an exchange rate of $35.00 U.S. Dollars per share of Class A Preferred Shares, at any time for a period of twenty-four months from the date of execution of this Agreement. From the end of such twenty-four month period, CSC shall have a period of six calendar months to convert any Class A Preferred shares which have not been redeemed by ISOB, into common shares at a ratio of $35.00 per common share.
At the end of the aforementioned aggregated term of thirty calendar months from the execution hereof, any and all Class A Preferred
Shares of ISOB which have not been redeemed shall be redeemed by conversion into common stock of ISOB on a mandatory basis at that same rate.

 B.  Terms of Redemption of Class A Preferred Stock
       1.    Notices to the Parties.

 If MedScan elects to redeem some or all of the Class A Preferred
Shares, it shall notify the CSC of the Redemption Date and the number of Class A Preferred Stock to be redeemed.


 MedScan shall notify the Trustee of any redemption, at least 10 days (or such shorter period as shall be satisfactory to CSC) before the Redemption Date. Such notice shall include a statement that the redemption will comply with the provisions of this Agreement and applicable law.

       2.   Notice of Redemption.


 Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 nor more than 30 days prior to the Redemption Date, to CSC, at the address of such Holder appearing in the Security register maintained by the Registrar.

 All notices of redemption shall State:
 (a) the Redemption Date;

 (b) the number of shares of ISOB Common Stock to be issued for the shares to be redeemed;


  (c) that, unless MedScan defaults in making the redemption payment, interest on Class A Preferred Stock called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Class A Preferred Stock is to receive payment in shares of ISOB Common Stock upon surrender to the Paying Agent of the Class A Preferred Stock redeemed;

  (d) that Class A Preferred Stock called for redemption must be surrendered to the Paying Agent to receive ISOB Common
 Stock and the name and address of the Paying Agent;
 (e) the CUSIP number, if any, relating to such Class A Preferred
Stock; and


 Notice of redemption of Class A Preferred Stock to be redeemed at the election of MedScan shall be given by MedScan or, at MedScan's written request, by CSC in the name and at the expense of MedScan.

C.  Effect of Notice of Redemption.



 Once notice of redemption is mailed, Class A Preferred Stock called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Class A Preferred Stock called for redemption shall be paid by delivery of the requisite number of shares of ISOB Common Stock plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Class A Preferred Stock.


 If MedScan complies with the preceding paragraphs, then, unless MedScan defaults in the payment of such Redemption Price, interest on the Class A Preferred Stock to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Class A Preferred Stock are presented for conversion.payment.




 D. Mandatory Conversion. Any shares of Class A Preferred Stock which have not been redeemed by MedScan during the 24 month period following the Closing Date, shall be converted on a mandatory basis as of the date 24 months following the Closing Date. If CSC shall not have surrendered such remaining unredeemed and unconverted shares of Class A
Preferred Stock by the end of the thirtieth month following the Closing Date, then interest on the Class A Preferred Stock to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Class A Preferred Stock are presented for conversion.

III.  WARRANTIES OF MEDSCAN.



 A. MedScan warrants and represents that ISO Block Products USA,
Inc. (AISOB@) has Fifty Million shares of common stock (the
ACommon Stock@) authorized and Twenty-Five
Million Preferred shares of Class A Preferred Stock (AA
Preferred@) authorized and at this date, there are approximately 3.9 million shares of ISOB common stock outstanding, and no A Preferred have been issued. ISOB plans to authorize and issue
Class B and Class C Preferred Stock.


 B. MedScan warrants and represents that it is a party to an agreement with ISOB which is valid and enforceable, with all consideration from MedScan having been fully paid which will result, upon closing of such agreement, in MedScan holding a supermajority of ISOB.


 C. MedScan warrants and represents that on the Application Date, that the trading price of the Common Stock shall be not less than the minimum required amount for trading on the NASDAQ National
Market System and that a significant percentage of the remaining Common Stock is held by indsiders and subject to restrictions on affiliate trading rules.

 D. MedScan represents that all of the shares of ISOB to be issued pursuant to this Agreement are validly issued, fully paid and nonassessable.

IV.  WARRANTIES AND REPRESENTATIONS OF CSC


 A. CSC warrants that Star has 1,000 shares of common stock at $1 EC each authorized and issued and 250,000 shares of Class A non-voting Preferred Stock at $1.00 US each with 250,000 shares issued and outstanding and 100,000 shares of Class B non-voting Preferred Stock at $1.00 US each with 100,000 shares issued and outstanding.

 B. CSC represents that all of the shares of Star are validly issued, fully paid and nonassessable.

 V.    CONDITIONS PRECEDENT TO SELLERS=
OBLIGATIONS :


 Sellers= obligations to perform and complete the transactions provided for under this agreement shall be subject to Buyer performing, on or before the closing date, all acts required of Buyer, and shall be further subject to the material accuracy of the representations and warranties of Buyer contained in this agreement.

 VI.   CONDITIONS PRECEDENT TO BUYER=S
OBLIGATIONS :


 Buyer=s obligation to perform and complete the transactions provided for in this agreement shall be subject to Sellers performing, on or before the closing date, all acts required of them, and shall be further subject to the material accuracy and correctness of the representations and warranties of Sellers contained in this agreement, and the further conditions that:


 On or before the closing date, Sellers shall have caused the resignation of the officers and directors of STAR, if specifically requested by ISOB; Seller shall deliver to Buyers, on the closing date, a certificate of sellers to the effect that the representations and warranties of sellers contained in this Agreement are substantially true as of the closing date.


      A. Seller shall furnish, on the closing date or prior thereto, a copy of the Audit for Star Insurance Company, Ltd., for the most recent fiscal operating period together with a written confirmation from the Managing Director that there have been no material changes from the effective date of the Audit until the closing of this transaction.


      B. Seller will accept the stock for investment purposes in a manner commensurate with a Private Placement as that term is defined by the Securities and Exchange Commission, and will furnish to Buyer an Investment Letter to that effect.

 VII.  INDEMNITY WITH RESPECT TO TAXES AND CAPITAL/SURPLUS
 VII.  INDEMNITY WITH RESPECT TO TAXES AND CAPITAL/SURPLUS






 A. Seller shall indemnify Buyer and STAR against any and all loss, liability and/or expense, including attorney=s fees, resulting from or arising from any taxes levied, imposed or assessed by any governmental authority, with respect to the operations and income of STAR for all periods prior to the Closing Date. Sellers shall be and are hereby granted full power and authority to take any and all action with respect to proceedings relating to such taxes, including the right to settle, compromise and dispose of the proceedings in the name of STAR.  Sellers shall be entitled to the
benefit of any refunds and credits for taxes for those  periods.   In no
event shall Sellers be obligated under this provision to indemnify anyone in any amount, or a total cumulative amount, in excess of the total value of the stock sold or exchanged under
this agreement.   Further, this indemnification provision shall be null
and void and inoperative 3 years after the closing date, and sellers= obligation under this provision shall then terminate.




 B. Seller shall indemnify Buyer and STAR against any and all loss, liability and expense, including attorney fees, resulting from or arising out of any inaccuracies or reductions in the insurance reserves of STAR as shown on the balance sheet with respect
to all periods prior to the closing date. Sellers shall be granted full power and authority to take any and all action with respect to proceedings relating to the insurance reserves, including the right to settle, compromise, and dispose of the proceedings in the name of
STAR.   Further, this indemnification provision shall be null
and void and inoperative 3 years after the closing date, and Sellers= obligations under this provision shall then terminate.


 VIII.  CONTINUATION OF BUSINESS
 VIII.  CONTINUATION OF BUSINESS



 During the period from the date of this Agreement until the closing date, Sellers will continue to conduct the business and operations of STAR in the same manner as they have been conducted previously, and shall maintain its books of accounts in accordance with generally accepted accounting principles consistently applied and in a manner that fairly and generally reflect its income, expenses, and liabilities. During that period, unless Buyer shall have given its written consent thereto, STAR will not, and sellers will not cause STAR to, do any of the following :

 1. Incur any obligation or liability, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business.


 1. Incur any indebtedness for borrowed money, make any loans or advances to any individual, firm or corporation, or assume, guarantee, endorse or otherwise become responsible for the obligations of any other party.

 1. Subject any of its assets to a mortgage, pledge or lien, except encumbrances previously incurred in the ordinary and usual course of its business.

 1. Make any investment of a capital nature, or enter into any long term commitments or contracts.

 1. Modify, amend, cancel or terminate any existing agreements, including reinsurance agreements.
 2.
 IX.   EXPENSES OF SALE / BROKERAGE FEES
 IX.   EXPENSES OF SALE / BROKERAGE FEES

 1. Buyer and seller shall bear its or his own legal and accounting fees and any other costs or expenses relating to the sale under this agreement.


 1. Buyer and seller each represent that neither of them has employed any broker or entered into any agreement for the payment of any fees or reimburse any expenses related to this transaction.
 2.
 3.    X.  GUARANTEES AND CONDITIONS SUBSEQUENT TO
CLOSING
 4.
       A. MedScan represents and warrants that subsequent to the Closing of this transaction:

 1.  ISOB shall have applied for listing on the NASDAQ National
Market System within 90 days after the Closing Date (the
AApplication
Date@).


 2. The trading price of the common stock of ISOB shall be at $10 per share on the date the application is made and shall trade at or above an average closing price of $10 per share for 30 days after the Application Date, during the 90 days following the Application
Date.


 3. Oil and gas assets and reserves having a fair market value of not less than $100 million shall be contributed to ISOB within 90 days following the Closing Date and prior to the Application Date.


 4. MedScan shall and shall cause ISOB to guarantee to CSC the payment of each monthly working payments as provided in the additional consideration under Paragraph I.C.1. of this Agreement within 5 days after written notice from CSC to ISOB that any such payment has not been made.



 5. In the event that ISOB materially defaults in its covenants hereunder and CSC elects to declare this agreement in default, then CSC shall have a right to retain, as liquidated damages and not as a penalty, one half of the 1/4 working interest of the oil and gas wells described in Paragraph I.C.1., notwithstanding whatever other transactions shall occur, provided, however, that CSC shall not have a right to withdraw from the transaction herein until 12 months or 24 months following the Closing Date.

XI.   MISCELLANEOUS PROVISIONS
 A. This transaction is intended by the parties to be a tax-free exchange of shares under Section 368(a)(1)(b) of the Internal
Revenue
Code.


 B. Notices related to any provision herein shall be deemed to have been sufficiently given or served for all purposes if it is sent by certified mail, with postage and charges prepaid, to the parties= addresses as follows:

 MedScan Technologies, Inc
 425 North Meridian
 Oklahoma City, Oklahoma 73107,

 William G. Newhouse, III,  Corporate Counsel
 With a copy to:
 Darian B. Andersen, Securities Counsel
 3893 East Memorial Road
 Edmond, Oklahoma 730913

 Consorcio de Seguros Polaris, S.A
 Calle 24 y Avenida 8
 Building Eli Office # 7
 San Jose Costa Rica
 Miguel Golcher, Managing Director

 1. This Agreement shall inure to the benefit of and be binding on Buyer and seller and their respective heirs, executors, administrators, successors and assigns. All representations and warranties shall survive the closing of this transaction under this agreement.


 1. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument, and signatures forwarded by facsimile (Fax) transmission shall be deemed to be originals and shall be binding on the parties electing to sign by Fax.
 2.
 3. This Agreement shall be construed under the laws of the State of Oklahoma.

IN WITNESS HEREOF, the parties have executed this Agreement on the day And year first written above.

CONSORCIO de SEGUROS, S.A.         MEDSCAN TECHNOLOGIES, INC.

By:__________________________
By:____________________________
Title
Title
STAR INSURANCE COMPANY, LTD.

By:___________________________
       Title



AGREEMENT

AGREEMENT



 AGREEMENT dated this ___ day of May, 1999, between Medscan
Technologies, Inc., an Oklahoma corporation, 425 North Meridian,
Oklahoma City, Oklahoma 73107 (AMedscan@), STAR INSURANCE
COMPANY, LTD., a St. Christopher of Nevus corporation (ASTAR@) and TICOCORP. S.A., a Costa Rica corporation (ATICO@).


 WHEREAS, Medscan has entered into an agreement with Consorcio de Seguros Polaris, S. A., a Costa Rica corporation, (ACSC@) for the purchase on a stock for stock exchange agreement to acquire all of the outstanding and issued shares of Star;

 WHEREAS, in conjunction with the acquisition described in the foregoing paragraph it is agreed that MedScan will pay to TICO a commission for arranging the transaction between the parties. NOW THEREFORE, in consideration of the premises and the terms and covenants herein, the parties agree as follows:





  1. MedScan agrees, subject to the terms of this Agreement, and upon the Closing of the transaction between MedScan and and CSC, MedScan will pay TICO $500,000 in shares of ISOB common stock
(valued at $10 per share). The trading price of the common stock of ISOB shall be at $10 per share on the date the application is made and shall trade at or above an average closing price of $10 per share for 30 days after the Application Date, during the 90 days following the Application Date. In the event that the trading price of the ISOB Common Stock is not as represented at the end of such 90 day period, then MedScan shall provide the number of additional shares of ISOB Common Stock to equal the then current closing price divided into the $500,000 dollar value. In addition, MedScan will pay $500,000 US Dollars payable at ten percent of cash received by ISOB through any of the following sources or methods: Public or Private Placement Offerings.

  1. This Agreement is subject to the Closing of the transaction between MedScan and CSC.

  1. The payment under this Agreement is the full and sole consideration payable to TICO for all services rendered hereunder in connection with the above transaction.

 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above stated.


STAR INSURANCE COMPANY, LTD.            MEDSCAN TECHNOLOGIES, INC.

By:__________________________
By:____________________________
Title
Title

TICOCORP., S.A.
By:__________________________
Title

       STOCK PURCHASE AND EXCHANGE AGREEMENT


  This Agreement dated June 8th , 1999, by and between Medscan
Technologies, Inc., an   Oklahoma corporation, 425 North Meridian,
Oklahoma City, Oklahoma 73107 (AMedscan@), and as to Class A stock, AMCAP Sellers: Clifton F. Lees, c/o 1717 North Bayshore Drive, Suite 4247, Miami, Florida 33132 and Karen Carazo
Zapetis, c/o 1717 North   Bayshore Drive, Suite 4247, Miami,
Florida 33132 (ASellers@).

  Whereas, Medscan has entered into an agreement dated February
25, 1999, with ISO   Block Products USA, Inc., a publicly trading
company whose stock is listed on the   Nasdaq Bulletin Board under
the symbol ISOB,  for the acquisition of the control
block of  ISOB shares,  with said  Agreement to be consummated
forthwith, (Exhibit   A) and;

  Whereas, American Capital Corporation ("AMCAP") is a Nevada
corporation, formed on   June 5, 1998 with 25,000 authorized and
issued Class A voting common stock and   100,000 authorized and
issued shares of Class B non-voting common stock.  The
obligations of AMCAP to the holders of Class B Common Stock
are secured by a   Certificate of Deposit having a face value of
$10,000,000 US dollars.  It is agreed   that immediately on execution
the Class B shares will be redeemed and the security   returned to the
Class B shareholders. Therefore, only Class A shares will be outstanding as of the date of the execution of this agreement.

  Whereas.  Medscan is desirous of contracting for the acquisition
AMCAP Class common   stock, together with its assets and
liabvilities, in order to facilitate the   imminent merger of Medscan
with ISOB, in such a manner that AMCAP shall become a wholly owned subsidiary of ISOB, and;

  Whereas, Sellers are the sole owners of 100% of the stock of AMCAP, and are also desirous of entering into this Agreement to sell and exchange all of the issued and outstanding Class A common stock of AMCAP, under the terms and conditions of this Agreement;

  NOW THEREFORE, in consideration of the premises and the
terms and covenants herein,   the parties agree as follows:

  I.    TERMS OF THE AGREEMENT :

  A.    Class A Sellers agrees to sell and exchange and MedScan
agrees to purchase   and exchange One Hundred Percent of the Class
A issued and outstanding stock of   AMCAP, consisting solely of
25,000 shares of common stock, which issued and outstanding stock shall be valued for purposes of this transaction at $1,000,000.
The purchase price of $1,000,000 shall be paid as follows:  cash
(upon sale of   inventory) for the total value of the equipment
inventory of $680,300 and the   balance in Class A Common Stock
of ISOB (detailed below at "C").  The proceeds of
the sales of equipment inventory shall be paid by AMCAP to the
sellers, in cash as   each item of inventory in AMCAP is sold, and
payment will be based on 100% of the   wholesale price per
Attachment "A".  The difference from the wholesale price per item, at Attachment "A" and the sales price, shall be retained by
AMCAP and its   parent, MedScan under generally accepted
accounting principles and practices and   shall be reinvested in
equipment inventory.  In the alternative, when the financing   being
arranged by ISOB for the issuance of promissory notes or
other means is in   place, such financing may, at the option of
MedScan be used to pay any balance of   the equipment inventory in
lieu of paying the balance upon sale of equipment   inventory.

  The Sellers of the Class A shares of AMCAP shall retain a lien on
the Inventory for   payment of the wholesale price of the inventory as
established in Attachment "A"   hereto.  The value of the inventory
at Attachment "A" must be adjusted for recent   sales of inventory,
and therefore the attribution to Inventory" currently listed at $680,300 will be reduced. The Buyers will have opportunity to
perform their own   inventory count and compare against the
Attachment "A" inventory listing, to agree   to an adjustment of the
"cash" portion of the sale of the Class A stock of AMCAP.

  The Sellers will be paid the Cash sales portion for the Classs A
stock on   conclusion of each specific sale, calculated daily with
remittances to the attorney   trust account (described hereafter) of the
wholesale price simultaneously with each   sale.

  The Sellers will retain a security interest in the inventory for the
Wholesale   price" of each inventory item as listed at Attachment
"A".  The Sellers will also   assume the liability for repayment of
AMCAP promissory notes in total value of   $127,823.30 to
individuals and an additional $446,800 to lien holder First International Finance Corporation (related specifically to batch 1,2,
and 3 of   Attachment "A"), as well as the associated interest due on
those individual   promissory notes (there is no interest is due to lien
holder First International  Finance Corporation.

  Payment in full of the wholesale price of each inventory item will
be directed to   the attorney trust account of Joseph Ginbrone, (San
Diego, California).  Following   payment of the promissory note and
lien portions ($127,823.30 and $446,800   respectively), attorney
Joseph Ginbrone (to sign on legal trust account) will remit
  to the Sellers of Class A stock the net sales proceeds from
wholesale which is   (based on the inventory at Attachment A and
the liens of $127,823.30 and $446,800)   to be $127,823.30.

  The AMCAP Sellers herein warrant to repay the promissory note
holders and, under   specific identification of the assets sold under
lien to First International   Finance Corporation, deduction for
$446,800 under an attorney trust arrangement   The attorney trust
will distribute the remainder following the payments to
promissory note holders and lien holder to the Sellers of Class A
AMCAP Common   stock.  The lien on the inventory shall not be
diminished in any manner by the operations
of AMCAP or of MedScan and such lien shall not be subject to any
bankruptcy   proceedings or any workout arrangement which may
occur in the future.  In any and   all respects, for each item of
inventory sold as listed in the Attachment "A" the
sales proceeds shall be applied to the lien holder for that wholesale
price   established at Attachment "A" without any diminishment, as
the sales funds are   deposited into the attorney trust account, for
distribution as delineated herein.

  The remaining sum from the value of the inventory at Attachment
"A" ($1,000,000   less $680,300) being $319,700 will be received to
the Sellers in Common Stock of   ISOB, valued at the rate of $1.00
per share.



  B.   AMCAP Class B Common stock will be redeemed in full by
the return to Class B   Shareholder of the secured assets, being
$10,000,000 Certificate of Deposit.   Therefore the assets of
AMCAP will be reduced at the time of the execution of this agreement by $10,000,000 USD.

  AMCAP Sellers shall receive 319,700 class A common shares of
ISOB stock, at the   price of $1.00 per share.  The trading price of
the common stock of ISO shall be at
$10.00 per share on the date the application is made and shall trade at or above an average closing price of $10 per share during the 90
days following the Application   Date.  In the event that the trading
price of the ISOB Common Stock is not $10 per   share throughout
this 90 day period, then they shall issue to AMCAP Sellers
additional shares of ISOB Common Stock such that number shares
of ISOB stock held   by AMCAP Sellers when multiplied by the
average market value of ISOB stock shall  equal 319,700 shares time
the target price of $10 per share.  The shares will be   restricted for
one year from the date of this agreement, and thereafter be free trading. In addition, the shares will provide a redemption privilege
calculated at   5% of the net proceeds (gross proceeds less direct
offering costs/expenses) of any   stock offering or secondary offering
of ISOB stock at the market at the time of the   redemption.
Redemption privilege shall be calculated on the first business day of each month, based oupon the proceeds from any offering received
by the ISOB in the   preceding month.

  Delivery of Shares; Possible Adjustment  On the Closing Date, the
Share holder will   deliver to MedScan the Certificates representing
the AMCAP shares to be exchanged   pursuant hereto, duly endorsed
(or with executed stock powers) so as to make   Medscan the sole
owner thereof. Simultaneously, Medscan will deliver separate certificates representing the Shares of Stock to be issued to
AMCAP Sellers shall   be subject to adjustment based on the
following conditions. Beginning with 90 days   from the date hereof,
class A ISOB stock shall not be traded (in the market NASDAQ)
at less than $10.00.  If the "Trading Price" of ISOB Common Stock
(measured and   determined by the average closing bid price of the
Common Stock for the ten (10)   trading days preceding the
conclusion of the aforementioned 90-day period) shall be
less than $10.00 per share, then they shall issue to AMCAP Sellers
additional   shares of ISOB Common Stock such that number of
shares of ISOB  stock held by AMCAP   Sellers when multiplied by
the average market value of ISOB stock (FOR THE 90 DAY
TERM) SHALL EQUAL 319,700 TIMES $10 PER SHARE.  The
issuance of any additional   Shares shall be accomplished as
expeditiously as legally possible. Failure to   deliver the additional
shares shall result in "unwinding of the transaction", and
return to each of the respective parties their initial shares of the
respective   stock and cause any profit earned to be retained by the
respective entities.

  Trading Price
  Medscan warrants and represents that on the Application Date, that
the trading   price of ISOB Common Stock shall be not less than the
minimum required amount for   trading on the NASDAQ National
Market System and that a significant percentage of
the remaining Common Stock is held by insider and subject to
restrictions on   affiliate trading rules.

  E.   This transaction is intended by the parties to be a tax-free
exchange of   shares under Section 368(a)(1)(b) of the Internal
Revenue Code, as to the Class A   shareholder will be deemed to be
a taxable event, due to the "boot" received from
the specific identification of inventory and receipt of cash by the
Shareholder as   the inventory is sold, based on wholesale price.

  F.   MedScan represents that ISOB has the following stock
outstanding:
  Shares Authorized:
  Common Shares authorized by ISO Block Products USA, Inc:  50,000,000
  Preferred Shares Class A                                  25,000,000

  MedScan represents that ISOB will authorize and issue Class B
  Preferred and
  Class C Preferred Stock:
  Preferred Shares of Class C                               10,000,000
        Shares Issued:                                       3,900,000
        Preferred Class A                                         none
        Preferred Class B                                         none


  G.   Sellers warrant that AMCAP has 25,000 shares of common
stock Class A at $.001   each  authorized and issued and 200,000
shares of common stock Class B authorized
and issued, however 100,000 shares of the Class B common stock
will be redeemed and   retired as of the execution of this agreement.

  H.   Sellers represent that all of the shares of AMCAP are validly
issued, fully   paid and nonassessable.

  I.   MedScan represents that all of the shares of ISOB to be issued
pursuant to   this Agreement are validly issued, fully paid and
nonassessable.

  The consideration for the purchase of the Equipment of AMCAP is
at the wholesale   price of the inventory, as delineated in Attachment
"A".

  II.  CONDITIONS PRECEDENT TO SELLERS=
OBLIGATIONS :

  Sellers= obligations to perform and complete the transactions
provided for under   this agreement shall be subject to Buyer
performing, on or before the closing date,
all acts required of Buyer, and shall be further subject to the
material accuracy   of the representations and warranties of Buyer
contained in this agreement.

  III.  CONDITIONS PRECEDENT TO BUYER=S
OBLIGATIONS :

  Buyer=s obligation to perform and complete the transactions
provided for in this   agreement shall be subject to Sellers
performing, on or before the closing date,   all acts required of them,
and shall be further subject to the material accuracy
and correctness of the representations and warranties of Sellers
contained in this   agreement, and the further conditions that:

  A.   Seller shall deliver to Buyers, on the closing dates, a certificate
of Sellers   to the effect that the representations and warranties of
Sellers contained in this   Agreement are substantially true as of the
closing date.

  B.   Seller shall furnish, on the closing date or prior trhereto, a copy
of the   Audit for AMCAP, for December 31, 1998 and a
compilation of the accounting from   January 1, 1999 to May 31,
1999 to ascertain the most recent fiscal operating
period, together with a written confirmation from its President that
there have   been no material changes from May 31, 1999 until the
closing of this transaction.

  C. Seller will accept the stock for investment purposes in a manner commensurate with a Private Placement as that term is defined by the Securities and Exchange Commission, and will furnish to Buyer an Investment Letter to that effect.

  IV.   INDEMNITY WITH RESPECT TO TAXES AND
CAPITAL/SURPLUS

  A.   Seller shall indemnify Buyer and AMCAP against any and all
loss, liability   and/or expense, including attorney=s fees, resulting
from or arising from any taxes   levied, imposed or assessed by any
governmental authority, with respect to the   operations and income
of AMCAP for all periods prior to the closing date.  Sellers shall warrant that all items sold from January 1, 1999 until the
closing (date of   this agreement) shall have properly paid sales
taxes, and all books and records of   sales shall be power and
authroity to take any and all action with respect to   proceedings
relating to such taxes, including the right to settle, compromise and dispose of the proceedings in the name of AMCAP.. Sellers shall
be entitled to the   benefit of any refunds and credits for taxes for
those periods.  In no event shall   Sellers be obligated under this
provision to indemnify anyone in any amount, or a   total cumulative
amount, in excess of the total value of the stock sold or
exchanged under this agreement.  Further, this indemnification
provision shall be   null and void and inoperative three years after
the closing date, and Sellers'   obligation under this provision shall
then terminate.

  B.   Seller shall indemnify Buyer and AMCAP against any and all loss, liability and  expense, including attorney fees, resulting from or
arising out of any inaccuracies   or reductions in the insurance
reserves of AMCAP as shown on the balance sheet with
respect to all periods prior to the closing date.  Sellers shall be
granted full   power and authority to take any and all action with
respect to proceedings relating   to the insurance reserves, including
the right to settle, compromise, and dispose   of the proceedings in
the name of AMCAP.   Further, this indemnification provision
shall be null and void and inoperative 3 years after the closing date,
and Sellers=   obligations under this provision shall then terminate.

  V.   CONTINUATION OF BUSINESS

  During the period from the date of this Agreement until the closing
date, Sellers   will continue to conduct the business and operations
of AMCAP in the same manner as   they have been conducted
previously, and shall maintain its books of accounts in
accordance with generally accepted accounting principles
consistently applied and   in a manner that fairly and generally
reflect its income, expenses, and   liabilities.  During that period,
unless Buyer shall have given its written consent   thereto, AMCAP
will not, and sellers will not cause AMCAP to, do any of the following :

  A.   Incur any obligation or liability, absolute or contingent, other
than current   liabilities incurred in the ordinary and usual course of
business.

  B.   Incur any indebtedness for borrowed money, make any loans
or advances to any   individual, firm or corporation, or assume,
guarantee, endorse or otherwise become   responsible for the
obligations of any other party.

  C.   Subject any of its assets to a mortgage, pledge or lien, except
encumbrances   previously incurred in the ordinary and usual course
of its business.

  D. Make any investment of a capital nature, or enter into any long term commitments or contracts.

  E. Modify, amend, cancel or terminate any existing agreements, including reinsurance agreements. Operation of AMCAP In
General:

  Following the date of closing, the business of AMCAP will
continue to sell   inventory in the normal course of business and
shall with funds permitting purchase   inventory for AMCAP  for
resale. Medscan may fund additional cash to AMACAP to allow AMCAP to purchase inventory and resale at highest possible price.

  Medscan shall obtain for the benefit of AMCAP, property and liability insurance of  all the inventory and also liability insurance
related to the repair and resale of   the inventory property.  Value
insured should be retain value of inventory and   liability coverage of
minimum $1,000,000 all risks.

  For a period of not less than one (1) year and five business days
from trhe date of   closing, Medscan undertakes and agrees to the
following terms and conditions   relevant to the operations of
AMCAP:

  The assets of AMCAP shall be retained as distinct separate assets
within AMCAP, and   AMCAP shall maintain its corporate
existence separate and apart from the operations   of Medscan;
The assets of AMCAP may not be sold, encumbered, or otherwise
pledged by Medscan,   and none of the assets listed in inventory
schedule is to be encumbered in any   manner but the sales proceeds
placed in trust as delineated above.   Medscan and its representative
shall have access to all records, data and personnel
of AMCAP and its affiliated entities for purposes of ascertaining
and verifying   information of AMCAP  in order to permit Medscan
to fulfill its fiduciary   responsibilities to its stockholders and its
regulatory obligations under the   federal securities laws and for any
audit.

  VI.   EXPENSES OF SALE / BROKERAGE FEES

  A.   Buyer and seller shall bear its or his own legal and accounting
fees and any   other costs or expenses relating to the sale under this
agreement.

  B.   Buyer and seller each represent that neither of them has
employed any broker   or entered into any agreement for the payment
of any fees or reimburse any expenses   related to this transaction.

  REPRESENTATIONS AND WARRANTIES SUBSEQUENT TO
CLOSING

  Medscan represents and warrants that subsequent to the Closing of
this transaction:   ISOB shall haved applied for listing on the
NASDAQ National Market System within 90   days after the
Closing Date (the "Application Date"). The trading price of the common stock of ISOB shall at $10 per share on the date the application is made and shall trade at or above an average closing price of $10 per share for 30 days after the Application Date, during the 90 days following the Application Date. Oil and gas assets and reserves having a fair market value of not less than $100 million shall be contributed to ISOB within 90 days following the Closing
Date and   prior to the Application Date.   In the event that ISOB
defaults in its covenants hereunder and AMCAP Sellers elect
to declare this agreement inb default, then AMCAP Sellers
(individually or   collectively) shall have a unwind the transaction,
receive AMCAP stock in return   and all rights to inventory
remaining thereunder.

  Authority to Execute and Perform Agreements.  AMCAP  and
Medscan have the full   legal right and power and all authority and
approval required to enter into,   execute and deliver this Agreement
and to perform fully their obligations   hereunder.  This Agreement
has been duly executed and delivered and is the valid an
binding obligation of AMCAP and Medscan in accordanced with
its terms.  The   execution and delivery of this Agreement and the
consummation of the transactions   contemplated hereby and thereby
and the performance by AMCAP of this Agreement, in
accordance with its respective terms and conditions will not:
require the approval or consent of any foreign, federal, state,
county, local or   other governmental or regulatory body or the
approval or conssent of any other   person;  conflict with or result  in
any breach or violation of any of the terms and
conditions of, or constitute (or with notice or lapse of time or both
would   constitute) a default under any order, judgment or decree
applicable to any of the   parties, instrument, contract or other
agreement to which they are a party, or to   which they are bound; or
result in the creation of any lien or other encuymbrance on the
assets or   properties of the parties.

  SECTION VIII.  CANCELLATION/UNWINDING OF AGREEMENT

     This Agreement may be terminated prior to the Closing Date as
follows:   at the election of Medscan, if any one or more of the
conditions to the obligation   regarding AMCAP have not been
fulfilled by the Closing Date or within the first 90   days;  at the
election of AMCAP Sellers, if any one or more of the material
conditions to   the obligation re:  Medscan have not been fulfilled by
the Closing Date or within   the first year of operations.   At the
election of Medscan, if AMCAP has breached any material
representations,   warranty, covenant or agreement contained in this
Agreement;   At the elections of AMCAP Sellers, if Medscan has
breached any material   representation, warranty, covenant or
agreement contained in this Agreement;   At the e3lection of
Medscan or AMCAP Sellers, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other
person directed   against the consummation of the Closing or any
other transaction contemplated under   this Agreement and either
Medscan or AMCAP, as the case may be, reasonably and in
good faith deem it impractical or inadvisable to proceed in view of
such legal   proceeding or threat thereof; or  At any time on or prior
to the Closing Date, by mutual written consent of Medscan
and AMCAP Sellers.   Followingt the Closing Date at the election
of AMCAP  Sellers, if Medscan attempts   to sell, hypothecate,
mortgage, or convey the assets of AMCAP or AMCAP in any
manner including any interference with the claims reserve accounts
of AMCAP and/or   collateral placed with AMCAP,  for conversion
of those account for any purpose not   associated with claims
litigation settlement or payment.   Following the Closing Date at the
election or AMCAP Sellers, if Medscan issues any   false or
misleading press releases or statements regarding the business of
AMCAP.   Following the Closing Date is a mutually acceptable
settlement agreement as provided for in this contract is not consummated.

  If this Agreement is terminated and the transactions contemplated hereby are not consummated as described herein, this Agreement shall become null and void and of no further force and effect. The stock of AMCAP shall be returned in full to AMCAP Sellers and the stock of Medscan shall be returned by AMCAP Sellers to Medscan.

  IX.   MISCELLANEOUS PROVISIONS

  A.   Notices related to any provision herein shall be deemed to have
been   sufficiently given or served for all purposes if it is sent by
certified mail, with   postage and charges prepaid, to the parties=
addresses as follows:

MedScan Technologies, Inc
425 North Meridian
Oklahoma City, Oklahoma 73107,
William G. Newhouse, III,  Corporate Counsel



With a copy to:
Darian B. Andersen, Securities Counsel
3893 East Memorial Road
Edmond, Oklahoma 730913

American Capital Corporation
1717 North Bayshore Drive
Suite 4247
Miami, Florida 33132

B. This Agreement shall inure to the benefit of and be binding on Buyer and seller and their respective heirs, executors, administrators,
successors and assigns.    All representations and warranties shall
survive the closing of this transaction under this agreement.

AMCAP shall indemnify Medscan against any and all loss, liability and/or expense, including attorney's fees, resulting from or arising from and taxes levied, imposed or assessed by any governmental authority, with respect to the operations and income of AMCAP for all periods prior to the closing date. AMCAP Sellers (Clifton Lees and/or KAREN Carazo Zapetis) shall be and are hereby granted full power and authority to take any and all action with respect to proceedings relating to such taxes, including the right to settle, compromise and dispose of the proceedings in the name of AMCAP.
AMCAP Sellers shall be entitled to the benefit of any refunds and credits for taxes fore those periods. In no event shall AMCAP Sellers be obligated under this provision to indemnify anyone in any amount, or a total cumulative amount, in excess of the total value of the stock sold or exchanged under this agreement. Further, this indemnification provision shall be null and void and inpoperat9ive 2 years after the closing date, and AMCAP
Seller's obligation under this provision shall then terminate. If the transaction is unwound, then the indemnity section is void.

This Agreement is deemed executed in Nevada (state of incorporation of AMCAP) but shall deemed to be governe3d by the laws of the state of Florida and this Agreement bay be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument, and signatures forwarde3d by facsimile (Fax) transmission shall be deemed to be originals and shall be binding on the parties electing to sign by Fax.

This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange of the Securities and the AMCAP Share and related transactions, and supersede all prior agreements, written or oral, with respect thereto. The invalidity or unenforceable or any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

X.  CLOSING

The Closing shall take place following the execution of this Agreement, verification of the assets, and placement of respective stock with attorneys as delineated herein. From execution of the agreement until verification of the assets, to the reasonable satisfaction of Medscan and AMCAP, this Agreement, as executed, shall be signed but placed in escrow legal attorney of Medscan, stock of "Medscan shall be held by that attorney in Trust and stock of AMCAP shall be held by attorney Josephone
Gimbrone in Trust, until all terms are fulfilled at which time the agreement is to be considered "executed" and this shall then the closing date and the stock of AMCAP shall be turned to attorney or Medscan and the stock of Medscan shall be delivered to attorney
Joseph Gimbrone for the benefit of AMCAP  Sellers.
Both parties, Medscan and AMCAP Sellers shall hold the stock of AMCAP and Medscan in legal trust for one year from the closing of this agreement. Such that should the agreement be unwound or canceled for any reason that said stock may be returned in full to the respective owner without dimishment in any capacity of that stock. Such attorney as appointed by AMCAP Selelrs to hold the sock of Medscan is Joseph Gimbrone. Attorney as appointed by Medscan to hold the stock of AMCAP shall be Joseph Gimbrone.

IN WITNESS HEREOF, the parties have executed this Agreement on this day:
June 8, 1999.

MEDSCAN TECHNOLOGIES, INC

By  /s/ Don Knight             Witness to Signature ______________
Title:  Don Knight, President

        Clifton F.Lees                                .
Class A shareholder 12,500 shares     Witness to Signature _______
By:____________________________

Title:  President and shareholder Clifton F. Lees

Karen Carazo Zapetis
Class A shareholder 12,500 shares (power of attorney)

                                      Witness to Signature _______
By:____________________________
Title:  Secretary and shareholder (power of attorney)